                                                                      EXHIBIT 10

                                                               EXECUTION VERSION

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                              MANDALAY RESORT GROUP
                                    AS SELLER

                           EDGEWATER HOTEL CORPORATION
                              COLORADO BELLE CORP.

                                AS THE COMPANIES

                              --------------------

                            ACES HIGH MANAGEMENT, LLC

                                  AS PURCHASER

                          DATED AS OF OCTOBER 13, 2006

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS................................................................................     1

ARTICLE II            PURCHASE AND SALE OF SHARES................................................................    14
     Section 2.1      Purchase and Sale of Shares................................................................    14
     Section 2.2      Retained Property..........................................................................    14
     Section 2.3      Additional Property........................................................................    15

ARTICLE III           CLOSING; PURCHASE PRICE....................................................................    15
     Section 3.1      Closing....................................................................................    15
     Section 3.2      Deliveries at Closing......................................................................    15
     Section 3.3      Purchase Price Payment at Closing..........................................................    18
     Section 3.4      Calculation of Closing Date Purchase Price.................................................    18
     Section 3.5      Adjustment Procedures to the Closing Date Purchase Price...................................    18
     Section 3.6      Calculation and Payment of Final Purchase Price............................................    19
     Section 3.7      Additional Payments........................................................................    20

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF SELLER...................................................    20
     Section 4.1      Organization and Qualification.............................................................    20
     Section 4.2      Ownership of Shares........................................................................    21
     Section 4.3      Authority; No Conflict; Required Filings and Consents......................................    21
     Section 4.4      Financial Information......................................................................    22
     Section 4.5      No Undisclosed Liabilities.................................................................    23
     Section 4.6      Absence of Certain Changes or Events.......................................................    23
     Section 4.7      Taxes......................................................................................    23
     Section 4.8      Real Property..............................................................................    24
     Section 4.9      Tangible Personal Property.................................................................    26
     Section 4.10     Intellectual Property......................................................................    27
     Section 4.11     Contracts..................................................................................    27
     Section 4.12     Litigation.................................................................................    28
     Section 4.13     Environmental Matters......................................................................    29
     Section 4.14     Employee Benefit Plans.....................................................................    30
     Section 4.15     Compliance with Applicable Laws............................................................    31
     Section 4.16     Labor Matters..............................................................................    32
     Section 4.17     Compliance with the WARN Act...............................................................    33
     Section 4.18     Indebtedness...............................................................................    34
     Section 4.19     Insurance..................................................................................    34
     Section 4.20     Internal Controls and Procedures...........................................................    34
     Section 4.21     Brokers....................................................................................    35
     Section 4.22     Solvency; Sufficient Capital...............................................................    35
     Section 4.23     Sufficiency of Assets and Contracts........................................................    35
     Section 4.24     Knowledge..................................................................................    35
     Section 4.25     Nevada Takeover Statutes...................................................................    35
     Section 4.26     As Is, Where Is; Release...................................................................    35
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ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................    36
     Section 5.1      Organization of Purchaser..................................................................    36
     Section 5.2      Ownership..................................................................................    36
     Section 5.3      Authority; No Conflict; Required Filings and Consents......................................    36
     Section 5.4      Brokers....................................................................................    37
     Section 5.5      Licensing..................................................................................    38
     Section 5.6      Compliance with Gaming Laws................................................................    38
     Section 5.7      Litigation.................................................................................    38
     Section 5.8      Availability of Funds......................................................................    39
     Section 5.9      No Breach..................................................................................    39
     Section 5.10     No Knowledge of Misrepresentations or Omissions............................................    39
     Section 5.11     Knowledge..................................................................................    39
     Section 5.12     Investment Intent..........................................................................    39

ARTICLE VI            COVENANTS..................................................................................    40
     Section 6.1      Conduct of Business of the Companies.......................................................    40
     Section 6.2      Cooperation; Notice; Cure..................................................................    41
     Section 6.3      Access to Information......................................................................    42
     Section 6.4      Confidentiality of Information.............................................................    42
     Section 6.5      Intercompany Account Settlement............................................................    43
     Section 6.6      Governmental Approvals.....................................................................    43
     Section 6.7      Performance................................................................................    44
     Section 6.8      Publicity..................................................................................    44
     Section 6.9      Intellectual Property - General............................................................    45
     Section 6.10     Intellectual Property - Post-Closing.......................................................    45
     Section 6.11     Employees..................................................................................    46
     Section 6.12     Transitional Services......................................................................    47
     Section 6.13     Termination of Affiliate Contracts.........................................................    47
     Section 6.14     Termination Fee............................................................................    47
     Section 6.15     Capital Expenditures.......................................................................    49
     Section 6.16     Releases...................................................................................    49
     Section 6.17     Further Assurances and Actions.............................................................    49
     Section 6.18     FCC Approvals..............................................................................    49
     Section 6.19     No Control.................................................................................    50
     Section 6.20     Liability for Non-Compliance with WARN Act.................................................    50
     Section 6.21     Transfer Taxes; HSR Filing Fee.............................................................    50

ARTICLE VII           CONDITIONS TO CLOSING......................................................................    51
     Section 7.1      Conditions of the Parties' Obligations to Effect the Closing...............................    51
     Section 7.2      Additional Conditions to Obligation of the MGM Entities to Effect the Closing..............    51
     Section 7.3      Additional Conditions to Obligation of Purchaser to Effect the Closing.....................    52
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ARTICLE VIII          INDEMNIFICATION; REMEDIES..................................................................    52
     Section 8.1      Survival; Right to Indemnification Not Affected by Knowledge...............................    52
     Section 8.2      Indemnification............................................................................    53
     Section 8.3      Indemnification Procedures.................................................................    55

ARTICLE IX            TAX MATTERS................................................................................    57
     Section 9.1      Tax Indemnification........................................................................    57
     Section 9.2      Preparation and Filing of Tax Returns and Payment of Taxes.................................    58
     Section 9.3      Accounting and Tax Records.................................................................    59
     Section 9.4      Tax Audits.................................................................................    59
     Section 9.5      Tax Treatment..............................................................................    60
     Section 9.6      Refunds and Tax Benefits...................................................................    60
     Section 9.7      Base Price Allocation; Section 338(h)(10) Election.........................................    60

ARTICLE X             TERMINATION................................................................................    62
     Section 10.1     Termination of Agreement...................................................................    62
     Section 10.2     Effect of Termination......................................................................    63

ARTICLE XI            MISCELLANEOUS..............................................................................    63
     Section 11.1     Expenses...................................................................................    63
     Section 11.2     Notices....................................................................................    63
     Section 11.3     Interpretation.............................................................................    64
     Section 11.4     Governing Law..............................................................................    65
     Section 11.5     Consent to Jurisdiction and Venue..........................................................    65
     Section 11.6     Time of the Essence........................................................................    65
     Section 11.7     Assignment.................................................................................    65
     Section 11.8     Amendment..................................................................................    66
     Section 11.9     Extension; Waiver..........................................................................    66
     Section 11.10    No Third Party Beneficiaries...............................................................    66
     Section 11.11    Entire Agreement...........................................................................    66
     Section 11.12    Severability...............................................................................    67
     Section 11.13    Counterparts...............................................................................    67
     Section 11.14    Limitation of Liability....................................................................    67
     Section 11.15    Disclosure Schedules.......................................................................    67

Schedule 1A - Software
Schedule 1B - Used Intellectual Property
Schedule 2.2 - Retained Property
Schedule 2.3 - Additional Property
Schedule 6.1 - Ordinary Course of Business Exceptions
Schedule 6.3(c) - Access to Information
Schedule 6.12 - List of Transitional Services
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                               TABLE OF CONTENTS

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Schedule 7.1(c) - Government Approvals
Schedule 11.7(b) - Approved Holder

Seller Disclosure Schedule

Purchaser Disclosure Schedule
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                                       iv

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement"), dated as of October 13, 2006, is by and among MANDALAY RESORT GROUP, a Nevada corporation ("Seller"), EDGEWATER HOTEL CORPORATION, a Nevada corporation (the "Edgewater Company") and COLORADO BELLE CORP., a Nevada corporation (the "Colorado Belle Company") (the Edgewater Company and the Colorado Belle Company each a "Company" and collectively, the "Companies"), on the one hand, and ACES HIGH MANAGEMENT, LLC, a Nevada limited liability company (or its assignee pursuant to Section 11.7(b) hereof) ("Purchaser"), on the other hand.

      WHEREAS, Seller is the sole shareholder of the Edgewater Company and the Colorado Belle Company;

      WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Edgewater Shares and the Colorado Belle Shares for the consideration and on the terms set forth in this Agreement;

      WHEREAS, Seller would not enter into this Agreement with Purchaser unless Purchaser Parent guarantees the obligations of Purchaser hereunder concurrently with the execution of this Agreement, and Purchaser Parent desires to enter into the Purchaser Guaranty as Purchaser Parent will derive benefits from Purchaser entering into this Agreement; and

      WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article I hereof.

      NOW, THEREFORE, IN CONSIDERATION of the foregoing and the respective representations, warranties, covenants, obligations and agreements set forth below, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      "Actual Working Capital" shall mean the Working Capital of the applicable Company as of the Closing Date as set forth in such Company's Final Statement.

      "Additional Property" shall have the meaning ascribed in Section 2.3.

      "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the management and policies of such Person; provided, however, that notwithstanding the foregoing, in no event shall the term Affiliate, when used in the context of Seller or Parent, include the majority shareholder of Parent or any entities owned or controlled by or under common control with, the majority shareholder of Parent, other than Parent and each subsidiary of Parent.

      "Affiliate Contracts" shall have the meaning ascribed in Section 4.11(c).

      "Agreement" shall have the meaning ascribed in the preamble.

      "Allocation Statement" shall have the meaning ascribed in Section 9.7(a).

      "Approved Holder" shall have the meaning ascribed in Section 11.7(b).

      "Asset Allocation Statement" shall have the meaning ascribed in Section 9.7(c).

      "Assigned Intellectual Property" means that Used Intellectual Property that will be assigned to a Company at or prior to Closing, as more particularly identified on Schedule 2.3.

      "Base Price" shall have the meaning ascribed in Section 3.4.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in the State of Nevada.

      "Claim Notice" means written notification pursuant to Section 8.3(a) of a Third Party Claim as to which indemnity under Section 8.2 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 8.2, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

      "Cleanup" means all actions required to (a) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment in accordance with Environmental Laws, (b) perform pre-remedial studies and investigations and post-remedial monitoring and care or (c) respond to any requests by a Governmental Entity for information or documents relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

      "Closing" shall have the meaning ascribed in Section 3.1.

      "Closing Date" shall have the meaning ascribed in Section 3.1.

      "Closing Date Purchase Price" shall have the meaning ascribed in Section 3.4.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations promulgated thereunder.

      "Colorado Belle Company" shall have the meaning ascribed in the preamble.

      "Colorado Belle Shares" means the issued and outstanding shares in the Colorado Belle Company.

      "Commercially Reasonable Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances.

      "Companies" and "Company" shall each have the meaning ascribed in the preamble.

      "Company Employees" shall have the meaning ascribed in Section 6.11(d).

      "Confidentiality Agreements" means the Confidentiality Agreements previously entered into by and between (i) Sher Capital, LLC and Parent and (ii) AAM Enterprises, LLC and Parent, each as amended from time to time.

      "Consumable Items" means all foodstuffs and nonalcoholic beverages that are located at the Real Property.

      "Contract" means any agreement, undertaking, obligation or understanding, whether written or oral, or subject to conditions, including any commitment, letter of intent, mortgage, indenture, note, loan, guarantee, lease, sublease, license, contract, deed of trust, option agreement, right of first refusal, security agreement, development agreement, operating agreement, management agreement, service agreement, partnership agreement, joint venture agreement, limited liability agreement, put/call arrangement, purchase, sale, merger or other agreement, together with any amendments or modifications thereto and restatements thereof; provided that Contracts do not include Leases respecting Leased Real Property or Tenant Leases.

      "Copyrights" means all works protectible under the Copyright Act of 1976,
17. U.S.C. 101 (as amended), whether registered or unregistered, including related moral rights and rights of attribution and integrity.

      "Current Assets" means, in respect of a Company and as of any applicable date in question, (a) all assets of such Company that should be classified as current in accordance with generally accepted accounting principles, plus, to the extent not otherwise included, (b) all assets of such Company that are classified as current in accordance with the historical practices of the Company in the preparation of its financial statements, and (c) any Additional Property (other than net fixed assets) reflected on the books of an Affiliate but not reflected on the books of that Company, less (x) all accounts receivable of that Company from its Affiliates (other than another Company) to the extent classified as current and (y) any Retained Property reflected on the books of that Company to the extent classified as current. For the avoidance of doubt, Current Assets includes, with respect to the Companies, among other things, cash on hand in the cage, on the gaming floor, in retail outlets, in food and beverage outlets owned by the Companies and elsewhere within the Companies' respective businesses.

      "Current Liabilities" means, in respect of a Company and as of any applicable date in question, all liabilities of such Company that should be classified as current in accordance with generally accepted accounting principles, plus, to the extent not otherwise included, all liabilities of such Company that are classified as current in accordance with the historical practices of the Company in the preparation of its financial statements, less all accounts payable of that Company to its Affiliates (other than another Company) to the extent classified as current. For the avoidance of doubt, Current Liabilities shall include, among other things, all outstanding chips and tokens, progressive slot machine liability, table games having an in-house progressive jackpot feature, unpaid keno tickets, unredeemed race and sports book wagers and such other obligations that may arise that are similar to the foregoing.

      "Customer List" means a compilation of information regarding individual players, customers or patrons who have had their table or slot play tracked at the Company's Business, and, with respect to the foregoing, appears within the Players Club.

      "DCP II" shall have the meaning ascribed in Section 6.11(b).

      "Disclosure Schedules" shall mean the Seller Disclosure Schedule and the Purchaser Disclosure Schedule.

      "Dispute Notice" shall have the meaning ascribed in Section 3.5(a).

      "Dispute Period" means the period ending thirty days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

      "Domain Names" means any alphanumeric designation registered with any domain name register for use as a Universal Resource Locator or other electronic address for a web site on the Internet.

      "Edgewater Company" shall have the meaning ascribed in the preamble.

      "Edgewater Shares" means the issued and outstanding shares in the Edgewater Company.

      "Elections" shall have the meaning ascribed in Section 9.7(b).

      "Encumbrance" means any security interest, pledge, mortgage, option, lien (including environmental and Tax liens), assessment, lease, charge, encumbrance, adverse claim, preferential arrangement, equitable interest, right of first refusal or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

      "Environmental Claim" means any claim, action, or cause of action by any Person, or investigation by a Governmental Entity, alleging Liability (including Liability for Cleanup costs, governmental response costs, natural resources damages, property damages, or personal injuries) arising out of, based on, or resulting from, (a) the presence, Release or threatened Release of any Hazardous Materials at a location, currently or formerly owned or operated by the Company or at any third party location where the Company sent, or caused to be sent, Hazardous Materials or (b) any violation, or alleged violation, of any Environmental Law.

      "Environmental Laws" means all federal, state and local Laws relating to pollution or protection of human health or the environment, including Laws relating to Releases or threatened

Releases of Hazardous Materials, the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including the rules and regulations promulgated thereunder.

      "ERISA Affiliate" shall have the meaning ascribed in Section 4.14(a).

      "Estimated Closing Date" shall have the meaning ascribed in Section 3.7.

      "Estimated Working Capital" shall have the meaning ascribed in Section
3.4.

      "Estimated Working Capital Statement" and "Estimated Working Capital Statements" shall each have the meaning ascribed in Section 3.4.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations promulgated thereunder.

      "Extension Payment(s)" shall have the meaning ascribed in Section 3.7.

      "FCC" means the Federal Communications Commission.

      "FF&E" means all furniture, fixtures and equipment owned or leased by either Company in connection with its businesses, including floor coverings, pictures, and furniture located within the Company's Real Property, and all Operating Equipment, and all other equipment used in the operation of the casinos, kitchens, dining rooms and bars, cleaning equipment, office equipment, machinery, vehicles, computers and other data processing hardware, special lighting and other equipment of a like nature, with such additions and deletions as may occur in the Ordinary Course of Business.

      "Final Purchase Price" means the Closing Date Purchase Price as adjusted pursuant to Section 3.5 and 3.6.

      "Final Statement" shall have the meaning ascribed in Section 3.5(a) and
Section 3.5(b).

      "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act, as amended from time to time, including the rules and regulations promulgated thereunder.

      "Foreign Corrupt Practices Act" shall mean the Foreign Corrupt Practices Act of 1977, as amended, from time to time, including the rules and regulations promulgated thereunder.

      "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time.

      "Gaming Authorities" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (c) the New Jersey Casino Control Commission, (d) the New Jersey Division of Gaming Enforcement, (e) the Mississippi Gaming Commission, (f) the

Michigan Gaming Control Board, (g) the Illinois Gaming Board, (h) the New York Division of Lottery, and (i) any other Governmental Entity that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted or proposed to be conducted by the MGM Entities or any of their Affiliates within its jurisdiction.

      "Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule or regulation governing or relating to the ownership of the Company and the gambling, gaming or casino activities and operations of the MGM Entities or any of their Affiliates, in each case as amended, from time to time.

      "Gaming Licenses" means all licenses, permits, approvals, authorizations, registrations, findings of suitability, waivers and exemptions, including any condition or limitation placed thereon, that are necessary for each Company to own and operate its gaming facilities and related amenities issued under the applicable Gaming Laws.

      "Governmental Approvals" means all (a) Gaming Licenses, Liquor Licenses and any other permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, filing, franchise, notice, variance, right, designation, rating, registration, qualification, authorization or order that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law and (b) rights under any Contract with any Governmental Entity that relates to or is used in a Person's business or operations.

      "Governmental Entity" means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature anywhere in the world, (b) governmental or quasi-governmental entity of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, taxing authority or unit and any court or other tribunal (foreign, federal, state or local), or (c) Person, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature, including the Gaming Authorities.

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Entity.

      "Hazardous Materials" means all substances defined or regulated as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, including toxic mold and friable asbestos.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, including the rules and regulations promulgated thereunder.

      "Improvements" shall have the meaning ascribed in Section 4.8(d).

      "Indebtedness" means, with respect to a Person without duplication, (a) all indebtedness for borrowed money, (b) all indebtedness for the deferred purchase price of property or services (other than property, including inventory, and services purchased, trade payables, other expense accruals and deferred compensation items arising in the Ordinary Course of Business), (c) all obligations evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the Ordinary Course of Business in respect of which such Person's liability remains contingent), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (f) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly by a Person, or in effect guaranteed directly or indirectly by a Person through a Contract, to: (i) pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (ii) purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness, (iii) supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (iv) otherwise assure a creditor against loss in respect of such indebtedness, and
(h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in property (including accounts and Contract rights) owned by a Person, even though the Person may not have assumed or become liable for the payment of such indebtedness, and including in clauses (a) through (h) above any accrued and unpaid interest thereon.

      "Indemnified Party" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

      "Indemnifying Party" means the Seller Indemnifying Parties or the Purchaser Indemnifying Parties, as the case may be.

      "Indemnity Notice" means written notification pursuant to Section 8.3(b) of a claim for indemnity under Article VII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

      "Independent Accounting Firm" shall have the meaning ascribed in Section 3.5(b).

      "Infringement" means a violation of Intellectual Property rights.

      "Intellectual Property" means all Copyrights, Customer Lists, Domain Names, Patents, Trademarks, and Trade Secrets.

      "Intercompany Account Settlement" shall have the meaning ascribed in
Section 6.5.

      "IP Agreements" means all Contracts or court decisions, orders or judgments, that are binding on the Company and that contain provisions relating to the ownership or use of Owned Intellectual Property or Used Intellectual Property.

      "IP Claim" means any claim, demand, dispute, lawsuit, arbitration, opposition, interference, cancellation or other adversarial proceeding concerning alleged Infringement respecting the validity, registrability, enforceability, ownership or Use of Intellectual Property.

      "IP Enforcement Documents" means all Contracts, outstanding decrees, orders, judgments, settlement agreements or stipulations to which the Company is a party or otherwise bound (whether oral or written, and whether between the Company and an independent Person or inter-corporate) that contain provisions:
(a) covenanting not to sue any Person for Infringement of any Owned Intellectual Property or Used Intellectual Property; or (b) restricting the Company's Use of Owned Intellectual Property or Used Intellectual Property.

      "IRS" shall mean the Internal Revenue Service.

      "Law" and "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity, including all Gaming Laws.

      "Leased Real Property" shall have the meaning ascribed in Section 4.8(a).

      "Leases" means all leases, ground leases, subleases or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect to the Leased Real Property, but excluding any lease or sublease as to which a Company is the lessor or sublessor.

      "Liabilities" means all debts, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including those arising under any Law, action, investigation, inquiry or order and those arising under any Contract and "Liability" means any one of them.

      "Licensed Parties" shall have the meaning ascribed in Section 5.5.

      "Licensing Affiliates" shall have the meaning ascribed in Section 5.5.

      "Liquor Assets" means the inventory of alcoholic beverages at the Real Property.

      "Liquor Licenses" means all those certain "off sale," "portable bar" and other alcoholic beverage licenses issued by Governmental Entities to the Company pursuant to which the sale of alcoholic beverages is permitted in the restaurants, bars, function rooms and guest rooms of the hotels owned by a Company.

      "Loss" means any action, cost, damage, Liability, loss, injury, penalty, or obligation of any kind or nature, including interest, penalties, fines, legal, accounting, and other professional fees and expenses incurred in the investigation, collection, prosecution, determination and defense thereof, amounts paid in settlement, any incidental or consequential damages and any punitive damages payable to third parties that may be imposed on or otherwise incurred or suffered and which give rise to a valid claim for indemnification under ARTICLE VIII.

      "Material Adverse Effect" means any circumstance, development, change in, or effect on a Company that, individually or in the aggregate with any other circumstances, developments, changes in, or effects on, a Company is, or is reasonably expected to be, directly or indirectly, materially adverse to (a) the overall business and financial condition of the Companies taken as a single enterprise, or (b) the ability of Seller to consummate the transactions contemplated by this Agreement. For the avoidance of doubt, a circumstance, development, change, or effect on the Companies is not to be considered in determining whether there has been a Material Adverse Effect if (i) such circumstance, development or change affects the gaming industry generally, (ii) such circumstance, development, change or effect is the result of general economic conditions, or (iii) such circumstance, development, change or effect results from any act of terrorism, commencement or escalation of armed hostilities in the U.S. or internationally or declaration of war by the U.S. Congress. Accordingly, a Material Adverse Effect does not include matters such as legal, regulatory, economic, industry, political, industrial, climatic, geographic or demographic conditions, factors, changes or circumstances or financial, banking or capital market changes which are related to companies, businesses or premises generally (domestically or internationally) or to companies, businesses or premises in the gaming, recreational, resort, entertainment, leisure or similar sectors within the State of Nevada, throughout the United States or internationally.

      "Material Contracts" shall have the meaning ascribed in Section 4.11(a).

      "MGM Entities" means Seller and, until the Closing, the Colorado Belle Company and the Edgewater Company.

      "MGM Group Property" means any property operated by Parent or any of its Affiliates other than either Company.

      "Multiemployer Plan" means the Construction Industry and Carpenters Joint Pension Trust Fund.

      "New Plans" shall have the meaning ascribed in Section 6.11(d).

      "NLRA" means the National Labor Relations Act of 1947, as amended from time to time, including the rules and regulations promulgated thereunder.

      "NLRB" means the National Labor Relations Board established pursuant to the NLRA.

      "Notifying Party" shall have the meaning ascribed in Section 6.6(a).

      "NRS" means the Nevada Revised Statutes, as amended from time to time, including the rules and regulations promulgated thereunder.

      "Old Plans" shall have the meaning ascribed in Section 6.11(d).

      "Operating Equipment" means all items owned or leased by a Company and used in its business, including in the operation or maintenance of its Real Property, including all specialized casino equipment, such as slot machines, cards, poker chips, gaming devices, dice, baccarat chips, gaming tables, pneumatic stools, drop buckets, cans and racks, tokens, token racks, card shuffler devices and accessories, change sorters, pit stands, counting equipment, roulette table covers, casino and game table signage, cage and game tables supplies, and all other gaming equipment relating to its business, and including food service preparation utensils, chinaware, glassware, silverware and hollowware, food and beverage service equipment, uniforms and also including consumable supplies for housekeeping, engineering, accounting and office use, together with paper supplies and miscellaneous general supply items.

      "Ordinary Course of Business" means an action taken by a Person if (a) such action is consistent with the past practices of such Person and is taken in the normal day-to-day operations of such Person and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

      "Owned Intellectual Property" means all Intellectual Property that is owned exclusively by a Company.

      "Owned Real Property" shall have the meaning ascribed in Section 4.8(a).

      "Parent" means MGM MIRAGE, a Delaware corporation.

      "Parties" means Seller, the Edgewater Company, the Colorado Belle Company and Purchaser.

      "Patents" means all patents, whether issued or pending, and patentable inventions.

      "Permitted Exceptions" means the matters set forth in Section 4.8(a) of the Seller Disclosure Schedule.

      "Person" means an individual, corporation, partnership, limited liability company, joint stock company, joint venture, association, trust or other entity or organization, including a Governmental Entity.

      "Plans" shall have the meaning ascribed in Section 4.14(a).

      "Policies" shall have the meaning ascribed in Section 4.19.

      "Players Club" means the players club database maintained on the player database system utilized by the Companies.

      "Pre-Closing Period" shall have the meaning ascribed in Section 9.1(a)(i).

      "Pre-Closing Period Tax Returns" shall have the meaning ascribed in
Section 9.2(b).

      "Proposed Assignee" shall have the meaning ascribed in Section 11.7(b).

      "Purchaser" shall have the meaning ascribed in the preamble.

      "Purchaser Disclosure Schedule" shall have the meaning ascribed in ARTICLE V.

      "Purchaser Group" shall have the meaning ascribed in Section 6.11(d).

      "Purchaser Guaranty" means that certain Guaranty of even date herewith executed by Edward Sher and Mona Soderstrom Sher, as trustees for the Mona Soderstrom Sher Trust, and Austi, LLC, a Nevada limited liability company, jointly and severally guarantying all of Purchaser's obligations hereunder.

      "Purchaser Indemnified Parties" means Purchaser, its respective Affiliates and, after the Closing, the Companies and their respective directors, managers, officers, employees, agents and representatives.

      "Purchaser Indemnifying Parties" means Purchaser, its respective Affiliates and, after the Closing, the Companies.

      "Purchaser Parent" shall have the meaning ascribed in the preamble.

      "Purchaser Termination Fee" shall have the meaning ascribed in Section 6.14(b).

      "Real Property" means Owned Real Property and Leased Real Property of either Company, as the context may require.

      "Recipient" shall have the meaning ascribed in Section 9.4(a).

      "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) of Hazardous Materials in, at, on or under the property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.

      "Release of Guaranties" shall have the meaning ascribed in Section 6.16.

      "Rent Roll" shall have the meaning ascribed in Section 4.8(c).

      "Resolution Period" means the period ending thirty days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in an Indemnity Notice.

      "Retained Property" shall have the meaning ascribed in Section 2.2.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, including the rules and regulations promulgated thereunder.

      "Seller" shall have the meaning ascribed in the preamble.

      "Seller Disclosure Schedule" shall have the meaning ascribed in ARTICLE
IV.

      "Seller Indemnified Parties" means Parent, Seller and their respective Affiliates, and their respective members, partners, directors, officers, employees, agents and representatives.

      "Seller Indemnifying Parties" means Seller.

      "Seller Termination Fee" shall have the meaning ascribed in Section
6.14(a).

      "SERP II" shall have the meaning ascribed in Section 6.11(b).

      "Shares" means the Colorado Belle Shares and/or the Edgewater Shares, as the context may require.

      "Software" means those computer programs (whether in source code or object code form), databases, compilations of data, and all documentation related to any of the foregoing, more particularly as set forth on Schedule 1A.

      "SOXA" means the Sarbanes-Oxley Act of 2002, as amended from time to time, including the rules and regulations promulgated thereunder.

      "Straddle Period" shall have the meaning ascribed in Section 9.1(a)(i).

      "Straddle Period Tax Returns" shall have the meaning ascribed in Section 9.2(a).

      "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

      "Tangible Personal Property" means all items of tangible personal property, whether owned or leased, including: (a) FF&E; (b) Consumable Items;
(c) Liquor Assets; and (d) all other items of tangible personal property that are owned by the Company and located at, and used in the operation of, its business.

      "Tangible Personal Property Leases" shall have the meaning ascribed in
Section 4.9.

      "Tax Claim" shall have the meaning ascribed in Section 9.4(a).

      "Tax Returns" means all information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including attachments thereto, declarations, disclosures, schedules, estimates and elections and amendments thereof, including information returns.

      "Taxes" means any and all taxes, charges, customs, fees, levies, duties, Liabilities, impositions or other assessments, including income, gross receipts, profits, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, general or special assessments, fees and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), and all taxes, fees and other charges assessed under the Gaming Laws (excluding any and all fees, charges, costs and expenses assessed against Purchaser or any of its principals by the Gaming Authorities in connection with the filing, investigation and/or processing of the applications of Purchaser and any of its principals to obtain all Governmental Approvals necessary to own and operate a Company and its facilities and related amenities), whether computed on a separate, consolidated, unitary, combined or any other basis; and any interest, fines, penalties, additions to tax, or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, customs, fees, levies, duties, Liabilities, impositions or other assessments.

      "Tenant Leases" means all leases and subleases of Real Property as to which a Company is the lessor or sublessor.

      "Termination of Affiliate Contracts" shall have the meaning ascribed in
Section 6.13.

      "Third Party Claim" shall have the meaning ascribed in Section 8.3(a).

      "Trademarks" means all indicia of the source or origin of goods or services in commerce (including, but not limited to, trademarks, service marks, trade names, slogans, logos and trade dress), whether registered or unregistered, together with associated goodwill.

      "Trade Secrets" means all information that qualifies for trade secret protection under the Nevada Trade Secrets Act, NRS 600A.010 et seq.

      "Transfer Taxes" shall have the meaning ascribed in Section 6.21.

      "Transitional Services Agreement" shall have the meaning ascribed in
Section 6.12.

      "Trust Agreement" shall have the meaning ascribed in Section 6.11.

      "Use" means: (1) with respect to works protectible by copyright, to copy, distribute, publicly display, publicly perform, or make derivative works based on the work; (2) with respect to Trademarks, to use in commerce to denote the source or origin of goods or services; (3) with respect to patented inventions, to make, use, sell (or offer to make, use or sell) import or export, patented invention; (4) with respect to trade secrets, means used in the course of business; and (5) to grant to others the right or license to do any of the foregoing.

      "Used Intellectual Property" means Intellectual Property that is: (1) owned or controlled by Parent or its Affiliates other than a Company or any Person other than a Company, and (2) Used or held for Use in the business of a Company, all as more particularly set forth on Schedule 1B. Assigned Intellectual Property is a subset of Used Intellectual Property.

      "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time, including the rules and regulations promulgated thereunder.

      "Working Capital" as to a Company means Current Assets minus Current Liabilities of that Company.

      "Working Capital Statement" and "Working Capital Statements" shall each have the meaning ascribed in Section 3.5(a).

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

                  Section 2.1 Purchase and Sale of Shares.

      On and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, the Shares for the Final Purchase Price. At the Closing, the Shares shall be transferred or otherwise conveyed to Purchaser free and clear of all Encumbrances, excepting only restrictions on the subsequent transfer of the Shares or as may be imposed under applicable Laws.

                  Section 2.2 Retained Property.

      Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing, Seller shall retain all of its right, title and interest in and to each and all of the assets set forth on Schedule 2.2 (collectively, the "Retained Property"), which Retained Property is not a part of the transactions contemplated hereby, whether or not such Retained Property is presently owned by a Company. Prior to the Closing Date, each Company shall assign to Parent or an Affiliate designated by Parent, all right, title and interest of such Company in such Retained Property. All items, whether located at a Company's Real Property, or otherwise owned by a Company, that constitute Retained Property, may be removed on or prior to the Closing Date or within sixty (60) days after the Closing Date by Seller, Parent or any of their respective Affiliates. Purchaser, and from and after the Closing, the Companies, shall take such further actions and provide such further instruments as may be reasonably requested by the MGM Entities to confirm the transfer of the Retained Property from such Company to Parent or its Affiliate and in effecting the removal of any Retained Property from any Real Property.

                  Section 2.3 Additional Property.

      Schedule 2.3 identifies certain property that is presently used by a Company and intended to be a part of the transactions contemplated by this Agreement, but is presently owned by an Affiliate, including without limitation, Assigned Intellectual Property (collectively, the "Additional Property"). Prior to or concurrently with the Closing, Seller shall cause its Affiliates to transfer the Additional Property to the Company identified opposite such item on
Schedule 2.3.

                                   ARTICLE III

                             CLOSING; PURCHASE PRICE

                  Section 3.1 Closing.

      The closing of the purchase and sale of the Shares (the "Closing") shall take place at the executive offices of Parent, located at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119 (or such other location agreed upon in writing by Purchaser and Seller) at such time to be agreed upon by Purchaser and Seller on the fifth (5th) Business Day (the "Closing Date") after satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing), unless another date is agreed to in writing between Purchaser and Seller.

                  Section 3.2 Deliveries at Closing.

      (a) In connection with the sale of the Shares at the Closing, Seller shall deliver or cause to be delivered the following to Purchaser at the Closing:

            (i) an executed receipt for the Closing Date Purchase Price;

            (ii) certificates representing the Shares of each Company, together with appropriate instruments of transfer in a form mutually reasonably satisfactory to Seller and Purchaser for transfer on the books of each Company;

            (iii) copies of the publicly filed organizational documents of each Company, certified as of a recent date prior to the Closing Date by the Secretary of State of the State of Nevada;

            (iv) a copy, certified by an officer of the relevant Company, of the bylaws of each Company;

            (v) a copy, certified by an officer of Seller of the resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement, which resolutions shall be in full force and effect and not revoked;

            (vi) a duly executed certificate of an officer of Seller pursuant to
      Section 7.3(c);

            (vii) a good standing certificate (or its equivalent) for each Company issued by (i) the Secretary of State of the State of Nevada (dated within a recent date prior to the Closing Date), and (ii) of such other applicable jurisdictions where such Company is qualified or licensed to do business or own, lease or operate property making such qualification or licensing necessary (dated as of a date within a recent date prior to the Closing Date);

            (viii) a bring down good standing certificate (or its equivalent), dated as of the Closing Date, of the certificates delivered pursuant to
      Section 3.2(a)(vii), or a verbal confirmation from the Secretary of State of the applicable jurisdiction on the Closing Date with respect to such good standing;

            (ix) the stock ledgers and minute books of each Company;

            (x) duly executed resignations effective as of the Closing Date from such directors and officers of the Company as Seller shall have notified Purchaser in writing not less than one Business Day prior to the Closing Date;

            (xi) duly executed copies of documentation evidencing the Termination of Affiliate Contracts;

            (xii) evidence in form and substance mutually reasonably satisfactory to Seller and Purchaser that the Release of Guaranties occurs at the Closing;

            (xiii) an executed counterpart of the Transitional Services
      Agreement;

            (xiv) duly executed copies of the assignment and/or license agreements as required by Section 6.9(d), including evidence of the filing of all assignments with the United States Patent and Trademark Office, United States Copyright Office and any applicable domain name registries and any other documents executed by Parent or its Affiliates conveying the right to Use the Used Intellectual Property to Purchaser;

            (xv) FIRPTA certificate in form and substance reasonably satisfactory to Purchaser; and

            (xvi) All other previously undelivered documents, agreements, instruments, writings and certificates, and such other documents, agreements, instruments, writings and certificates as Purchaser may reasonably request to effect the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Purchaser.

      (b) In connection with the purchase of the Shares at the Closing, Purchaser shall deliver or cause to be delivered the following to Seller, at the
Closing:

            (i) the Closing Date Purchase Price in immediately available funds by wire transfer to an account designated by Seller in writing to Purchaser;

            (ii) a receipt for delivery of the Shares of each Company, duly executed by an officer of Purchaser;

            (iii) a copy of the organizational documents of each of Purchaser , certified as of a recent date prior to the Closing Date by the Secretary of State of the State of Nevada;

            (iv) copies, certified by an officer of Purchaser, of their respective bylaws;

            (v) copies, certified by an officer of Purchaser, of the resolutions of Purchaser's manager (or board of directors, as the case may be) authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, which resolutions shall be in full force and effect and not revoked;

            (vi) a duly executed certificate of an officer of Purchaser pursuant to Section 7.2(c);

            (vii) a good standing certificate (or its equivalent) of Purchaser issued by the Secretary of State of the State of Nevada, dated as of a recent date prior to the Closing Date;

            (viii) a bring down good standing certificate (or its equivalent), dated as of the Closing Date, of the certificate delivered pursuant to
      Section 3.2(b)(vii), or a verbal confirmation from the Secretary of State of the State of Nevada on the Closing Date with respect to such good standing;

            (ix) a receipt for delivery of the books of each Company, duly executed by an officer of Purchaser;

            (x) an executed counterpart of the Transitional Services Agreement;

            (xi) the duly executed Purchaser Guaranty;

            (xii) evidence reasonably satisfactory to Seller that all Gaming Licenses required to be obtained by Purchaser or any of its directors, officers, employees, stockholders and Affiliates in connection with the acquisition of the Shares have been obtained and are in full force and effect; and

            (xiii) all other previously undelivered documents, agreements, instruments, writings and certificates, and such other documents, agreements, instruments, writings and certificates as Seller may reasonably request to effect the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Seller.

                  Section 3.3 Purchase Price Payment at Closing.

      In consideration of the purchase and sale of the foregoing, at the Closing, Purchaser shall pay to Seller the Closing Date Purchase Price (less any sums previously paid to Seller pursuant to Section 3.7), if any, subject to further adjustment post-Closing pursuant to Sections 3.5 and 3.6; provided that if no adjustment is made post-Closing to the Closing Date Purchase Price pursuant to Sections 3.5 and 3.6, the Closing Date Purchase Price shall be the Final Purchase Price for purposes of this Agreement.

                  Section 3.4 Calculation of Closing Date Purchase Price.

      Two days prior to the Closing, Seller shall deliver to Purchaser the Estimated Working Capital Statement for each Company (each an "Estimated Working Capital Statement" and collectively the "Estimated Working Capital Statements"). Each Estimated Working Capital Statement shall be prepared by Seller using the same types of management judgments, estimates, forecasts, policies, opinions and allocations (including reserve calculations) that have historically been used in the preparation of such Company's financial statements. The amount of Working Capital of such Company set forth in its Estimated Working Capital Statement shall hereinafter be referred to as the "Estimated Working Capital." Purchaser (and its independent accountants) shall be afforded the opportunity to review each Estimated Working Capital Statement. The "Closing Date Purchase Price" shall be equal to the sum of Two Hundred Million Dollars ($200,000,000) (the "Base Price") plus the amount of aggregate Estimated Working Capital (if greater than zero), or minus the amount of aggregate Estimated Working Capital (if less than zero).

                  Section 3.5 Adjustment Procedures to the Closing Date Purchase
                              Price.

      (a) As promptly as practicable, but no later than twenty-five (25) days after the Closing, Purchaser shall prepare and deliver to Seller a statement setting forth the Working Capital of each Company as of the Closing (each a "Working Capital Statement" and collectively the "Working Capital Statements"). The Working Capital Statements shall be prepared by Purchaser using the same types of management judgments, estimates, forecasts, policies, opinions and allocations, including reserve calculations, that have historically been used in the preparation of each Company's financial statements. Following the Closing, Purchaser shall give Seller and any independent accountants of Seller access at all reasonable times to the properties, books, records and personnel of the Company relating to periods prior to the Closing for purposes of reviewing the Working Capital Statements. Seller shall have thirty (30) days following receipt of the Working Capital Statements in which to notify Purchaser in writing of any dispute of any item contained in any Working Capital Statement, which notice shall set forth in reasonable detail the basis for such dispute and the Working Capital figure proposed by Seller (the "Dispute Notice"). If Seller fails to notify Purchaser in writing of any dispute within such thirty-day period, then each Working Capital Statement shall be deemed to be a "Final Statement." In the event that Seller shall so notify Purchaser of any dispute on or prior to such thirtieth day, any amounts contained in the Working Capital Statements that are not disputed by Seller in the Dispute Notice shall be deemed to have been finally determined for purposes of calculating the Actual Working Capital. For a period of fifteen (15) days following the delivery of the Dispute Notice to Purchaser, an officer of each of Purchaser and Seller shall attempt to resolve in good faith the amounts disputed in the Dispute Notice. During such fifteen-day period, Purchaser shall be permitted to review the working papers of Seller and Seller's independent accountants relating to the Estimated Working Capital Statements and the Dispute Notice, and Seller shall be permitted to review the working papers of Purchaser and Purchaser's independent accountants relating to the Working Capital Statements. Amounts resolved by such attempts within such fifteen (15) day period shall be deemed to have been finally determined for purposes of calculating the Actual Working Capital.

      (b) If Purchaser and Seller are unable to resolve any such dispute prior to the end of such fifteen (15) day period, an accounting firm mutually acceptable to both Purchaser and Seller (the "Independent Accounting Firm") shall be deemed appointed by Purchaser and Seller to resolve such dispute and such determination shall be final and binding on the parties to this Agreement. If Purchaser and Seller cannot mutually agree on the selection of the Independent Accounting Firm, Purchaser and Seller shall submit to such other Person's independent accountants the name of a nationally recognized accounting firm which does not at the time and has not in the prior two years provided audit or other attestation services or diligence services in connection with this Agreement to any of the MGM Entities or Purchaser or any of their respective Affiliates, and the Independent Accounting Firm shall be selected by lot from these two firms by the independent accountants of Purchaser and Seller. The Independent Accounting Firm may not make any determination with respect to any matter not set forth in the Dispute Notice and the Independent Accounting Firm's determination shall not be more than the amount of the Working Capital set forth in the Dispute Notice or less than the amount of the Working Capital of the relevant Company as of the Closing Date set forth in the relevant Working Capital Statement. Each of Purchaser and Seller and their respective independent accountants shall give the Independent Accounting Firm access at all reasonable times to the properties, books, records and personnel of the Company relating to periods prior to the Closing for purposes of reviewing the Estimated Working Capital Statements, the Dispute Notice and the Working Capital Statements and calculating the Actual Working Capital. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within thirty days of submission of the Estimated Working Capital Statements, the Dispute Notice and the Working Capital Statements to it and, in any case, as promptly as practicable after such submission. Each Working Capital Statement, as modified by resolution of any disputes by Purchaser and Seller or by the Independent Accounting Firm, shall be deemed to be a "Final Statement."

      (c) Purchaser and Seller shall pay all expenses relating to the engagement of the Independent Accounting Firm in proportion to the percentage of the dollar value of the disputed items prevailed upon by each Person. Purchaser and Seller shall each pay all advisors' fees, charges and expenses incurred by such Person in connection with the dispute.

                  Section 3.6 Calculation and Payment of Final Purchase Price.

      The Closing Date Purchase Price shall be adjusted as follows: (i) if the aggregate Actual Working Capital is greater than the aggregate Estimated Working Capital, then the Closing Date Purchase Price shall be increased by the amount of such excess; or (ii) if the aggregate Actual Working Capital is less than the aggregate Estimated Working Capital, then the Closing Date

Purchase Price shall be decreased by the amount of such deficiency (in each such event, the "Final Purchase Price").

      To the extent the aggregate Actual Working Capital is: (i) greater than the aggregate Estimated Working Capital, Purchaser shall, within five days of Purchaser's receipt of the Final Statements, deliver by wire transfer of immediately available funds to the account specified by Seller in writing for the Closing Date Purchase Price, an amount equal to such excess; or (ii) less than the aggregate Estimated Working Capital, Seller shall, within five days of Seller's receipt of the Final Statements, deliver by wire transfer of immediately available funds to an account specified by Purchaser in writing (no later than two Business Days prior to the expiration of such five day period), an amount equal to such deficiency, in either case without interest.

                  Section 3.7 Additional Payments.

      Purchaser acknowledges and agrees that the Parties have agreed upon the Purchase Price in part on the representations by Purchaser that it will be able to receive all necessary Gaming Licenses expeditiously, and that the Closing will be able to occur on or before the date that is six (6) months from the date hereof (as such date may be extended from time to time in accordance with this Section 3.7, the "Estimated Closing Date"). Purchaser may extend the Estimated Closing Date for up to three (3) consecutive thirty (30) day periods by providing Seller written notice thereof and payment of an Extension Payment (as hereinafter defined) on the respective dates set forth below. Each "Extension Payment" shall be equal to the sum of One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000.00) payable to Seller prior to the commencement of each requested thirty (30) day extension (each, an "Extension Payment," and collectively, the "Extension Payments"). The Extension Payments shall be (i) applied towards the Closing Date Purchase Price in the event the Closing occurs,
(ii) applied towards the Termination Fee in the event the Termination Fee becomes due and payable, and (iii) otherwise disbursed pursuant to the terms of
Article X hereof. Notwithstanding any provision to the contrary contained herein, in the event Purchaser shall receive the Purchaser Termination Fee in accordance with Section 6.14(b), Seller hereby acknowledges and agrees to immediately refund to Purchaser the amount of any Extension Payments received by Seller in accordance with this Section 3.7.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Purchaser, except as expressly set forth herein and in the disclosure schedule delivered by Seller to Purchaser before the execution and delivery of this Agreement (the "Seller Disclosure Schedule"), as follows:

                  Section 4.1 Organization and Qualification.

      Seller is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as (i) now being conducted and as proposed to be conducted prior to Closing, and (ii) is duly qualified or licensed to do business in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified, except in the case of clause (i) or (ii), for such failure would not have a Material Adverse Effect.

                  Section 4.2 Ownership of Shares.

      (a) Seller is the record and beneficial owner of the Shares of each Company and, except as set forth in Section 4.2(a) of the Seller Disclosure Schedule, the Shares of each Company are free and clear of all Encumbrances, excepting only restrictions on the subsequent transfer as may be imposed under applicable Laws. Section 4.2(a) of the Seller Disclosure Schedule sets forth the authorized Shares and the number of outstanding Shares for each Company. The Shares of each Company have been duly authorized, validly issued and fully paid, are non-assessable and have not been issued in violation of any pre-emptive rights, applicable Laws, the respective Company's articles of organization or the terms of any Contract to which any of the MGM Entities is a party or bound. There are no obligations, contingent or otherwise, to repurchase, redeem (or establish a sinking fund with respect to redemption) or otherwise acquire all or any portion of the Shares of either Company. There are no bonds, debentures, notes or other Indebtedness of such Company having voting rights (or convertible into securities having voting rights). Except as set forth in Section 4.2(a) of the Seller Disclosure Schedule, there are no other equity interests or securities of such Company reserved for issuance or any outstanding subscriptions, options, warrants, rights, "phantom" stock rights (or other stock appreciation rights or contractual rights, the value of which is derived from the financial performance of the Companies), convertible or exchangeable securities, stock appreciation rights, or other Contracts (other than this Agreement) granting to any Person any interest in or right to acquire at any time, or upon the happening of any stated event, any shares in such Company (whether issued or un-issued) or other equity interests or securities of the Company, or any interest in, exchangeable for, or convertible into, shares in such Company or other equity interests or securities of such Company.

      (b) The Companies do not own directly or indirectly, of record or beneficially, or have the right to acquire under any Contract, any capital stock or equity interests or any securities convertible, exchangeable, redeemable or exercisable into capital stock or equity interests of any other Person (nor is it a general partner or manager of any other Person).

                  Section 4.3 Authority; No Conflict; Required Filings and Consents.

      (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions that are contemplated by this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement (and all related documents) by the MGM Entities and the performance by the MGM Entities of the transactions that are contemplated by this Agreement (and all related documents) have been duly authorized by all necessary corporate action on the part of the MGM Entities, respectively. Except as at that time made or obtained, as of the Closing Date, no corporate act or proceeding on the part of the MGM Entities or their respective stockholders or members will be necessary to authorize, execute, deliver and perform this Agreement (and all related documents) and consummate the transactions contemplated by this Agreement (and all related documents). This Agreement (and all related documents) has been duly executed and delivered by each of the MGM Entities and, assuming this Agreement (and all related documents) constitutes the valid and binding obligation of Purchaser (or such other parties thereto), constitutes the valid and binding obligation of each of the MGM Entities, enforceable against each of the MGM Entities in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

      (b) Except as set forth in Section 4.3(b) of the Seller Disclosure Schedule, the execution and delivery of this Agreement (and all related documents) by each of the MGM Entities does not, and the consummation by each of the MGM Entities of the transactions to which it is a party that are contemplated by this Agreement (and all related documents), including the Intercompany Account Settlement will not, (i) conflict with, or result in any violation or breach of, any provision of the articles of organization, certificate of incorporation or bylaws of the MGM Entities, as the case may be,
(ii) conflict with, result in a breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any notice, consent, approval or waiver under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation or continuance of any Encumbrance on the Shares, any of the assets or properties of the Company pursuant to, any Contract, permit or obligation to which any of the MGM Entities is a party or by which any of the MGM Entities or any of their respective assets or properties is bound or (iii) conflict with or violate any Law or Governmental Order applicable to any of the MGM Entities or the Shares, any of the assets or properties of either Company, except where such conflict or violation would not have a Material Adverse Effect.

      (c) Except for (i) the filing of notification reports under the HSR Act,
(ii) any Governmental Approvals related to, or arising out of, compliance with
(x) Gaming Laws and (y) Gaming Licenses, (iii) any Governmental Approvals related to, or arising out of, compliance with Liquor Licenses, (iv) any Governmental Approvals as may be required under applicable state securities Laws, (v) any Governmental Approvals as may be required under any Laws pertaining to any notification, disclosure or required approval triggered by the Closing or the transactions contemplated by this Agreement, and (vi) the satisfaction or waiver of the closing conditions in Section 7.1 and Section 7.3 and the closing deliveries in Section 3.2, no Governmental Approval, or consent, approval, authorization or action by, notice to, filing with, or waiver from, any other Person is required in connection with the execution, delivery and performance by the MGM Entities of this Agreement and consummation by the MGM Entities of the transactions contemplated by this Agreement.

                  Section 4.4 Financial Information.

      Section 4.4 of the Seller Disclosure Schedule contains (a) an audited (i) Supplemental Consolidating Balance Sheet Information of Parent, including Balance Sheet Information of each Company as of December 31, 2005 (each a "Company Balance Sheet" and collectively the "Company Balance Sheets"), and (ii) Supplemental Consolidating Income Statement Information and Supplemental Consolidating Cash Flow Information of Parent, setting forth Income Statement Information and Cash Flow Information of each Company for the eleven months ended December 31, 2005, audited by Deloitte & Touche LLP, whose report thereon is included therein (including all notes thereto); and (b) an unaudited
(i) balance sheet of each Company as of June 30, 2006, and (ii) income statement of each Company for the six months ended June 30, 2006. The balance sheet information of each Company referenced in clauses (a)(i) and (b)(i) of the immediately preceding sentence is true, complete and accurate in all material respects, has been prepared in accordance with the books of account and other financial records of each Company, and presents fairly the assets, liabilities and financial condition of each Company as of the date thereof and, with respect to the audited balance sheet information in clause (a)(i), in accordance with GAAP. The income statement and cash flow information of each Company referenced in clauses (a)(ii) and (b)(ii) in this Section 4.4 is true, complete and accurate, has been prepared in accordance with the books of account and other financial records of each Company, and presents fairly the results of operations of such Company for the periods therein referred to and, with respect to the audited income statement and cash flow information in clause (a)(ii), in accordance with GAAP.

                  Section 4.5 No Undisclosed Liabilities.

      Except as set forth in Section 4.5 of the Seller Disclosure Schedule, neither Company has any Liability that is not reflected or reserved against on its Company Balance Sheet or otherwise disclosed in the notes thereto which could have a Material Adverse Effect, other than Liabilities incurred subsequent to December 31, 2005 in the Ordinary Course of Business.

                  Section 4.6 Absence of Certain Changes or Events.

      Except as disclosed in Section 4.6 of the Seller Disclosure Schedule, since December 31, 2005, and except as contemplated by or as otherwise set forth in this Agreement, the business and operations of each Company have been conducted only in the Ordinary Course of Business and, since such date, there has not been any Material Adverse Effect.

                  Section 4.7 Taxes.

      Except as set forth in Section 4.7 of the Seller Disclosure Schedule, to the knowledge of Seller:

      (a) Parent, Seller or the relevant Company (i) has timely filed (taking into account all valid extensions of time for filing) with the appropriate taxing authorities all material Tax Returns that report the activities of the Companies required by Law to be filed by Parent, Seller or such Company, as the case may be, and (ii) each of Parent, Seller and the relevant Company will timely file any such returns required by Law to be filed (taking into account all valid extensions of time for filing) on or prior to the Closing Date. Such Tax Returns are (and, to the extent they will be filed prior to the Closing Date, will be) complete and accurate in all material respects. Neither Company has pending any request for an extension of time within which to file Tax Returns.

      (b) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of either Company. Neither Company has received notice of any such pending audits or proceedings.

There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from either Company.

      (c) Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted, or to the knowledge of the Company threatened to assert, against either Company any material deficiency or material claim for Taxes.

      (d) There are no Encumbrances for Taxes upon any property or assets of either Company, except for Encumbrances for Taxes not yet due and payable and as to which adequate reserves have been established on the financial statements of such Company.

      (e) Neither Company has any obligation under any Tax sharing agreement or similar arrangement with any other Person with respect to Taxes of such other Person.

      (f) Neither Company has received a written ruling from any taxing authority.

      (g) No jurisdiction where a Company does not file a Tax Return has made a claim that such Company is required to file a Tax Return in such jurisdiction.

      (h) No audit or other proceeding by any Governmental Authority is pending or threatened with respect to any Taxes due from or with respect to the Companies or any Tax Returns filed by or with respect to the Companies. All material Taxes that the Companies are, or were, requested by legal requirements to withhold or collect have been duly withheld or collected, and to the extent required, have been paid to the proper Government Authority.

                  Section 4.8 Real Property.

      (a) Section 4.8(a) of the Seller Disclosure Schedule identifies a complete, accurate and current list, including the address or other description, and the identity of the holder of title, of all real property owned by each Company (including all land, and all interests in buildings, structures, improvements and fixtures located thereon and all easements and other rights and interests appurtenant thereto (the "Owned Real Property"), and Section 4.8(a) of the Seller Disclosure Schedule identifies a complete, accurate and current list of all real property leased or operated by each Company, including the date of each Lease, the expiration date of such Lease, the term of such Lease, the parties to such Lease, all renewal rights and options to purchase and a description of the demised premises thereunder (including all leasehold, subleasehold, ground leasehold, or other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property used in connection with such Company and the operation of its business) (collectively, the "Leased Real Property"). The Company is in lawful possession of the Real Property, subject only to Permitted Exceptions and those matters described in the Seller Disclosure Schedule.

      (b) With respect to each Lease, except as set forth in Section 4.8(b) of the Seller Disclosure Schedule to the knowledge of each Company, respectively, as of the date of this Agreement: (i) each party named therein is not in default thereunder; (ii) no defaults (whether or not subsequently cured) are currently alleged thereunder, by or against either party, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iii) such Lease is a valid and binding obligation upon the Company named therein, and is a valid and binding obligation of each other party thereto, and is in full force and effect and enforceable by the Company named therein in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws now or hereafter in effect relating to creditors' rights generally, and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity); (iv) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease that has not been redeposited in full, except where the failure to redeposit such security deposit would not have a Material Adverse Effect; (v) the interest of tenant thereunder has not been subleased, licensed, or assigned, and no Person has otherwise been granted the right to use or occupy the Leased Real Property or any portion thereof; and (vi) there are no Encumbrances, Contracts, defects, claims or exceptions on or affecting the estate or interest created thereby or pursuant thereto.

      (c) A complete, accurate and current rent roll for the Tenant Leases (the "Rent Roll") is set forth in Section 4.8(c) of the Seller Disclosure Schedule. There are no Tenant Leases with respect to the Real Property other than the Tenant Leases which are set forth on the Rent Roll. Except as set forth in the Rent Roll, to the knowledge of each Company, respectively, as of the date of this Agreement: (i) each Tenant Lease is in full force and effect; (ii) the tenants have accepted possession of, and are in occupancy of, all of their respective demised premises and have commenced the payment of rent under the Tenant Leases to the extent set forth on the Rent Roll, and there are no offsets, claims or defenses to the enforcement thereof presently outstanding;
(iii) all rents due and payable under the Tenant Leases have been paid and no portion of any rent has been paid for any period more than thirty days in advance; and (iv) no tenant or other party in possession of any of the Real Property subject to the Tenant Leases has any right to purchase, or holds any right of first refusal to purchase, such properties. The Rent Roll sets forth the scheduled expiration date of each Tenant Lease and any arrearages in the payment of rent thereunder as of the date of the Rent Roll. Section 4.8(c) of the Seller Disclosure Schedule may be amended after the date of this Agreement to add Tenant Leases and to add additional agreements comprising the Tenant Leases; provided, that such additional Tenant Leases or agreements comprising any additional Tenant Leases are entered into in accordance with Section 6.1 of this Agreement. Each Tenant Lease is enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

      (d) Except as set forth in Section 4.8(d) of the Seller Disclosure Schedule, to the knowledge of the Company, all material buildings, structures, fixtures, building systems and equipment included in the Owned Real Property (the "Improvements") are in good condition and repair in all material respects, subject to reasonable wear and tear, and there are no facts or conditions affecting any of the Improvements that would adversely interfere with the use or occupancy of the Improvements or any portion thereof in the operation of the business presently conducted thereon, subject to the terms of the Leases. Except as set forth in Schedule 4.8(d) of the Seller Disclosure Schedules, to the knowledge of the Company, solely with respect to that portion of the Leased Real Property consisting of the surface parking lot used by the Companies for employee parking, such surface parking lot is in good condition and repair in all material respects, subject to reasonable wear and tear, and there are no facts or conditions affecting that portion of the Leased Real Property that would adversely interfere with the use thereof or any portion thereof in the operation of the business as presently conducted thereon, subject to the terms of the Leases.

      (e) To the knowledge of Seller, neither Company has received notice of any currently proposed or pending assessment for public improvements or otherwise.

      (f) Except as set forth in Section 4.8(f) of the Seller Disclosure Schedule, to the knowledge of the respective Companies, the present use of the Improvements is in substantial conformity with or is excused from conformity with all applicable zoning Laws, and neither Company has received written notice of a violation thereof which would have a Material Adverse Effect.

      (g) Except as disclosed in Section 4.8(g) of the Seller Disclosure Schedule, all requisite certificates of occupancy required with respect to the Improvements on any of the Real Property have been obtained and are currently in full force and effect.

      (h) Except as set forth in Section 4.8(h) of the Seller Disclosure Schedule, neither Company has received written notice of any action, proceeding or litigation pending, overtly contemplated or threatened: (i) to take all or any material portion of the Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Real Property or the use or development thereof;
(iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Real Property; or (iv) otherwise relating to the Real Property or the interests of the Company therein, any of (i) through
(iv) which could have a Material Adverse Effect.

      (i) Except as disclosed in Section 4.8(i) of the Seller Disclosure Schedule, or as otherwise contemplated by this Agreement, there are no Contracts or other obligations outstanding for the sale, exchange, Encumbrance or transfer of the Company's interest in its Real Property, or any portion of it.

                  Section 4.9 Tangible Personal Property.

      Section 4.9 of the Seller Disclosure Schedule sets forth each item of Tangible Personal Property (other than inventory and supplies) owned by the respective Companies having an initial purchase price in excess of Fifty Thousand Dollars ($50,000) (including subsequent installment payments) purchased pursuant to purchase orders within the last two years. Section 4.9 of the Seller Disclosure Schedule sets forth each item of Tangible Personal Property leased by the respective Companies (other than pursuant to individual leases having an annual rental of less than Fifty Thousand Dollars ($50,000) or that are terminable by the Company upon sixty (60) days notice or less without penalty) (the "Tangible Personal Property Leases"). Section 4.9 of the Seller Disclosure Schedule lists each live gaming device (including gaming tables), electronic gaming devices (including all slot machines), and other regulated gaming equipment owned, leased or otherwise used by the respective Companies. Except as set forth in Section 4.9 of the Seller Disclosure Schedule, the Tangible Personal Property owned by such Company is free and clear of all Encumbrances. Except as set forth in Section 4.9 of the Seller Disclosure Schedule, the Tangible Personal Property owned by such Company is located at the Real Property. To the Company's knowledge, the Tangible Personal Property owned or leased by such Company is in working order, subject to ordinary wear and tear, or, if not, such failure would not have a Material Adverse Effect. With respect to each Tangible Personal Property Lease, there has been no breach or default or claim of default by either Company under any such Tangible Personal Property Lease to which it is a party, or to the knowledge of each such Company, any other party thereto, under any provision thereof and no event has occurred with or without notice, the passage of time, or both, which would constitute a default by it, or to its knowledge by any other party thereto, under any provision thereof or that would permit modification, acceleration or termination of any Tangible Personal Property Lease by any other party thereto or by it, except where such failure to perform, breach, default, claim of default, acceleration or termination would not have a Material Adverse Effect.

                  Section 4.10 Intellectual Property.

      (a) Section 4.10(a) of the Seller Disclosure Schedule sets forth a complete list of Owned Intellectual Property that is material to the business of each Company.

      (b) Section 4.10(b) of the Seller Disclosure Schedule sets forth a complete list of all IP Agreements that are material to the business of each Company.

      (c) Section 4.10(c) of the Seller Disclosure Schedule sets forth a complete list of Assigned Intellectual Property that is material to the business of each Company.

      (d) Except as set forth on Section 4.10(d) of the Seller Disclosure Schedule, to the knowledge of Seller, there is no pending or threatened IP Claim against either Company involving Owned Intellectual Property or Used Intellectual Property, except as such pending or threatened IP Claim would not have a Material Adverse Effect.

      (e) Except as set forth on Section 4.10(e) of the Seller Disclosure Schedule, none of Parent or its Affiliates has brought or threatened an IP Claim against any Person involving Owned Intellectual Property or Used Intellectual Property. Seller may amend Section 4.10(e) of the Seller Disclosure Schedule after the date of this Agreement to add any IP Claims brought or threatened by it against any Person; provided, that any such additional Claims are made in accordance with Section 6.1.

      (f) To the knowledge of Seller, there exists no event or condition (including the consummation of the transactions contemplated by this Agreement) that with the giving of notice or lapse of time, or both, would become a default under any IP Agreement or IP Enforcement Document by either Company or any other party thereto, except those events or conditions which would not have a Material Adverse Effect.

                  Section 4.11 Contracts.

      (a) Except for those Contracts that are terminable by the relevant Company upon sixty (60) days notice or less without penalty, Section 4.11(a) of the Seller Disclosure Schedule sets forth a complete, accurate and current list of any Contract providing for aggregate annual payments to or by either Company in excess of One Hundred Thousand Dollars ($100,000) (collectively the "Material Contracts"). Upon mutual agreement of the Parties or as expressly permitted by Section 6.1, Section 4.11(a) of the Seller Disclosure Schedule may be amended after the date of this Agreement to add as Material Contracts additional Contracts entered into after the date hereof by each Company. Each Material Contract is a valid and binding obligation of the applicable Company and, to the knowledge of such Company, is a valid and binding obligation of each other party thereto, and is in full force and effect and enforceable by such Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). Each Company has performed all material obligations required to be performed by it under each Material Contract to which it is a party, and there has been no breach or default or claim of default by it or, to its knowledge by any other party thereto, under any provision thereof and no event has occurred which, with or without notice, the passage of time or both, would constitute a default by it, or, to its knowledge any other party thereto, under any provision thereof or that would permit modification, acceleration or termination of any Material Contract by any other party thereto or by it, except where such failure to perform, breach, default, claim of default, modification, acceleration or termination would not have a Material Adverse Effect.

      (b) Except as set forth in Section 4.11(b) of the Seller Disclosure Schedule, no Company is a party to or bound by: (i) any Material Contract with agents, consultants, advisors, salesmen, sales representatives, distributors, suppliers or dealers; (ii) any Material Contract providing for the payment of any bonus or commission based on sales or earnings; (iii) any Contract for the purchase or sale of any security, except as contemplated by this Agreement; (iv) any Material Contract for Indebtedness; (v) any Material Contract relating to the granting of express product or service warranties by such Company; (vi) any Contract containing a covenant not to compete by such Company; (vii) any Contract granting an Encumbrance on the Shares or any of the assets or properties of such Company; (viii) any Material Contract permitting or requiring such Company to provide insurance or indemnification or advance expenses to any Person; (ix) any Contract relating to merger, consolidation, business combination, share exchange, business acquisition, bulk room sales agreements;
(x) any Contract which materially restricts (geographically or otherwise) the conduct of any line of business by such Company; (xi) any partnership, joint venture or limited liability or management agreement with any Person; or (xii) any Contract for the sale of all or substantially all of the assets, properties or rights of such Company outside of the Ordinary Course of Business, except as contemplated by this Agreement.

      (c) Other than the transactions contemplated by this Agreement or as set forth in Section 4.11(c) of the Seller Disclosure Schedule, there are no Contracts between or among a Company on the one hand, and Parent and its Affiliates (other than the Company), on the other hand (the "Affiliate Contracts"), which would survive the Closing.

                  Section 4.12 Litigation.

      Except as set forth in Section 4.12 of the Seller Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation, including indemnification matters, against either Company or any property or asset of either Company, pending or, to the knowledge of Seller, threatened against either Company or any of their respective properties or assets, before any Governmental Entity or arbitration body, the adverse determination of which would have a Material Adverse Effect,
(b) there is no Governmental Order or arbitration award outstanding against either Company or any of the respective Company's properties or assets, which would have a Material Adverse Effect or which would adversely affect in a material manner the ability of Purchaser to consummate the acquisition of the Shares, and (c) there is no action, suit or proceeding, claim, arbitration or investigation, including indemnification matters, by either Company, pending, or as to which either Company has sent any notice of assertion.

                  Section 4.13 Environmental Matters.

      Except as set forth in Section 4.13 of the Seller Disclosure Schedule, to the knowledge of each Company:

      (a) Such Company is in substantial compliance with all applicable Environmental Laws (which compliance includes the possession by such Company of all permits and other Governmental Approvals required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where the failure to comply would not have a Material Adverse Effect. Neither Company has received any written notice from a Person alleging that such Company is not in such compliance, and there are no present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance. All Governmental Approvals currently held by such Company pursuant to applicable Environmental Laws are set forth in Section 4.13 of the Seller Disclosure Schedule.

      (b) There is no Environmental Claim pending or threatened against either Company, the adverse determination of which would have a Material Adverse Effect.

      (c) There are no known present actions, activities, circumstances, conditions, events or incidents, including the Release or threatened Release of any Hazardous Materials on, any of the Real Property, that is reasonably expected to form the basis of any Environmental Claim against either Company, the adverse determination of which would have a Material Adverse Effect.

      (d) During the period of Parent's ownership of the Companies, neither Company has stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other hazardous wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on or beneath any property currently or formerly owned, operated or leased by such Company, except (i) for inventories of such substances to be used, and wastes generated therefrom, in the Ordinary Course of Business of such Company (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws), or (ii) as would not have a Material Adverse Effect.

      (e) Each Company has delivered or made available to Purchaser complete, accurate and current copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by or on behalf of such Company and in its possession pertaining to Hazardous

Materials, if any, in, on, beneath or adjacent to any of the Real Property or regarding such Company's compliance with applicable Environmental Laws.

                  Section 4.14 Employee Benefit Plans.

      (a) Section 4.14(a) of the Seller Disclosure Schedule sets forth a complete, accurate and current list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA), each employment, termination, change in control or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement; in each case, that is sponsored, maintained or contributed to or required to be contributed to by either Company, Parent or by any trade or business other than either Company, whether or not incorporated, that together with Parent would be deemed a "single employer" within the meaning of section 4001(b) of ERISA (an "ERISA Affiliate"), or to which either Company, Parent or an ERISA Affiliate is a party, whether written or oral, for the benefit of any employee or former employee of the Company (collectively, the "Plans"). None of either Company, Parent or any ERISA Affiliate has any legally binding or publicly announced commitment or formal plan to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of either Company.

      (b) With respect to each Plan, Seller has delivered or made available to Purchaser complete, accurate and current copies of each of the following documents:

            (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a written description of the material terms thereof);

            (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report (if any) prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

            (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

            (iv) if the Plan is funded through a trust or any third-party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof (if any); and

            (v) the most recent determination letter received from the IRS with respect to each Plan intended to qualify under section 401 of the Code.

      (c) None of the Plans is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code, and each Company has no Liability under Title IV or
Section 302 of ERISA with respect to any plan sponsored, maintained or contributed to (or required to be contributed to) by Parent or any ERISA Affiliate.

      (d) As of the date of this Agreement, all contributions required to be made on or before December 31, 2005 with respect to any Plan have been timely made, or are reflected on the audited, consolidated balance sheet (or the notes thereto) of Parent contained in its Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 13, 2006 to the extent such contributions were required to have been so reflected by the Exchange Act. There has been no amendment to, written interpretation of or announcement (whether or not written) by Parent or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the Parent's most recent fiscal year ended prior to the date of this Agreement.

      (e) Except as set forth in Section 4.14(e) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of either Company to severance pay, unemployment compensation or any other payment or distribution, (ii) accelerate the time of payment or vesting of any benefits granted under any Plan, or increase, the amount of compensation due any such director, officer or employee, (iii) result in the forgiveness of any Indebtedness with respect to any such director, officer or employee or (iv) result in the obligation to fund benefits with respect to any such director, officer or employee.

      (f) There has been no material failure of a Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of
Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code). Neither Parent nor any ERISA Affiliate has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and neither Parent nor any ERISA Affiliate of Parent has incurred a Tax under Section 5000(a) of the Code that is or could become a Liability of Purchaser or the Company.

      (g) With respect to each Plan that is a Multiemployer Plan, (i) neither Company has made or suffered a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any Liability resulting therefrom has been satisfied in full), (ii) no event has occurred that presents a material risk of a partial withdrawal, (iii) neither Company has any contingent Liability under section 4204 of ERISA, and (iv) to the knowledge of Seller and the Companies no circumstances exist that present a material risk that such Plan will go into reorganization.

                  Section 4.15 Compliance with Applicable Laws.

      Except as disclosed in Section 4.15 of the Seller Disclosure Schedule:

      (a) (i) During the period of Parent's ownership of Seller and each Company, each Company has complied and is complying with, and to the knowledge of the Companies, has complied with, all applicable Laws, except where the failure to have been in compliance or comply would not have a Material Adverse Effect, and (ii) each Company has neither received written notice of any asserted present or past failure to comply, nor, to the knowledge of the

Companies, is aware of any threatened action to do so, except where the failure to have been in compliance or comply would not have a Material Adverse Effect.

      (b) Each Company has all Governmental Approvals necessary for each to carry on its non-gaming business as now conducted and there have occurred no defaults, revocations or suspensions under any such Governmental Approvals, except for such which would not have a Material Adverse Effect.

      (c) Each Company holds all Gaming Licenses necessary to operate its gaming business, and such Gaming Licenses are in full force and effect and have not been revoked or suspended, and there has been no violation under such Gaming Licenses, except for such as would not have a Material Adverse Effect. During Parent's ownership of Seller and each Company, each Company has maintained at all times cash reserves required by Gaming Laws.

      (d) During the period of Parent's ownership of Seller and the Companies, neither Company has: (i) applied for a casino, racing or other Gaming License in any state or other jurisdiction and been denied; (ii) experienced any revocation or failure to renew any such license; or (iii) withdrawn or not applied for any such license or renewal after being informed orally or in writing by any Governmental Entity, that such Company would be denied such a license or renewal if it were applied for.

      (e) Each Company's respective directors, officers, employees and stockholders hold all Governmental Approvals (including all Gaming Licenses and other authorizations under Gaming Laws and Liquor Licenses) necessary to carry on its business as now conducted, each of which is in full force and effect, and there has occurred no default, revocation or suspension under any such Governmental Approval.

      (f) To the knowledge of Seller and the Companies, none of the Companies' respective directors, officers, employees or stockholders has received written notice of any asserted present or past failure by such respective Person to comply with applicable Gaming Laws which could result in a Material Adverse Effect.

                  Section 4.16 Labor Matters.

      Except as set forth in Section 4.16 of the Seller Disclosure Schedule, to the knowledge of Seller:

      (a) Each Company is, and during Parent's ownership of Seller and the Companies each has been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the NLRA or other applicable Law, except where the failure to comply or any such labor practice would not have a Material Adverse Effect.

      (b) There is no labor strike, dispute, slowdown, stoppage or lockout pending or threatened against or affecting either Company.

      (c) Neither Company is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of such Company.

      (d) None of the employees of either Company is represented by any labor organization in their capacities as employees of such Company, there are no current union organizing activities among the employees of such Company, nor does any question concerning representation exist concerning such employees.

      (e) Seller has delivered or made available to Purchaser a complete, accurate and current copy of all written personnel policies, rules or procedures applicable to employees of each Company.

      (f) Neither Company has received written notice of any unfair labor practice charge or complaint against it pending or threatened before the NLRB or any other Governmental Entity.

      (g) Neither Company has received written notice of any grievance arising out of any collective bargaining agreement or other grievance procedure against it.

      (h) Neither Company has received written notice of any charge or complaint with respect to or relating to it pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices.

      (i) Neither Company has received written notice from any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, or occupational safety and health Laws of its intent to conduct an investigation with respect to or relating to it and no such investigation is in progress.

      (j) Neither Company has received written notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract of employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  Section 4.17 Compliance with the WARN Act.

      Except as set forth in Section 4.17 of the Seller Disclosure Schedule, since the later of: the enactment of the WARN Act and the acquisition by Parent of Seller and the Companies, neither Company has (a) effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, (b) effectuated a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or (c) been affected by any transaction which would, or engaged in layoffs or employment terminations sufficient in number to, trigger application of any similar Law. None of the employees of either Company has suffered an "employment loss" (as defined in the WARN Act) since six months prior to the date of this Agreement.

                  Section 4.18 Indebtedness.

      Section 4.18 of the Seller Disclosure Schedule sets forth a complete, accurate and current list of all outstanding Indebtedness of each Company as of the date of this Agreement which would survive the Closing. Neither Company is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of either Company and no event or condition exists with respect to any Indebtedness of either Company that would permit (or that with notice or lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  Section 4.19 Insurance.

      Section 4.19 of the Seller Disclosure Schedule sets forth a complete, accurate and current description of all policies of property and casualty insurance, including physical damage, general liability, workers compensation and all other forms of insurance and similar arrangements (collectively, the "Policies") presently in effect with respect to the properties, assets and operations of each Company. Except as set forth in Section 4.19 of the Seller Disclosure Schedule, all Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any Policies, except for such cancellations or terminations which would not have a Material Adverse Effect; and no insurance or proceeds relating to such Policies have been assigned by such Company to any Person. For each Policy, Section 4.19 of the Seller Disclosure Schedule sets forth: (a) the date thereof; (b) the name of the insurer; (c) the names of the entities covered thereby; and (d) the expiration date. Except as set forth in Section 4.19 of the Seller Disclosure Schedule, the Policies: (w) are sufficient for compliance in all material respects with all Contracts to which either Company is a party or bound, (x) are valid, outstanding and enforceable, and (y) provide sufficient insurance coverage for the properties, assets and operations of each Company. The MGM Entities have delivered or made available to Purchaser a list of all claims made under the Policies set forth in Section 4.19 of the Seller Disclosure Schedule and of all payments made to each Company thereunder since January 1, 2006, and the information contained in such list is complete, accurate and current. Any insurance refunds due to Parent or its Affiliates are to be retained by Seller or Parent.

                  Section 4.20 Internal Controls and Procedures.

      Each Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that: (a) transactions are executed with management's authorization; and (b) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets; except to the extent any of the foregoing (a) and (b) may be affected by the matters set forth on Section 4.20 of the Seller Disclosure Schedule.

                  Section 4.21 Brokers.

      Except as disclosed in Section 4.21 of the Seller Disclosure Schedule, no broker, financial advisor or finder is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the MGM Entities or their respective Affiliates.

                  Section 4.22 Solvency; Sufficient Capital.

      After giving effect to the Intercompany Account Settlement, (a) the fair saleable value of all of the assets and properties (including goodwill) of each Company will be greater than the total of its Liabilities and (b) the projected cash flow from operating activities of each Company is sufficient to pay the probable Liability (other than Liabilities that are accounted for in the definition of Working Capital) on its existing debts as such debts become due and payable and will not result in unreasonably small capital of each Company. Each Company currently pays its Liabilities as they become due and payable in the ordinary course of business.

                  Section 4.23 Sufficiency of Assets and Contracts.

      Except with respect to the Retained Property and the matters set forth in
Section 4.23 of the Seller Disclosure Schedule, after giving effect to the Closing, the Companies will own or license, lease from or contract with a Person that is not an Affiliate of Parent all Intellectual Property, Real Property, Tangible Personal Property, IP Agreements, Material Contracts and Leases that are reasonably necessary for the conduct of their business in substantially the same manner as presently conducted.

                  Section 4.24 Knowledge.

      Whenever in the course of the representations and warranties of Seller set forth in this ARTICLE IV, reference is made in connection with any matter to the knowledge of such Party, or the best of such Party's knowledge, Purchaser understands and intends that such reference shall be deemed to include only those matters within the actual knowledge of Mike Puggi, Paul Roshetko and Curtis Jacks, in connection with Seller or the Company.

                  Section 4.25 Nevada Takeover Statutes.

      As of the date hereof and at all times on or prior to the Closing, the provisions of Sections 78.378 through 78.3793 of the Nevada Revised Statutes are, and shall be, inapplicable to the transactions contemplated by this Agreement.

                  Section 4.26 As Is, Where Is; Release.

      Purchaser is an informed and sophisticated purchaser experienced in the evaluation and purchase of interests similar to the Shares. Purchaser and/or one or more of its Affiliates have undertaken such investigation and have been provided with and have evaluated such documents and information as they have deemed necessary or advisable to enable them to make informed and intelligent decisions with respect to the execution, delivery and performance of this Agreement and the Purchaser Guaranty. Purchaser agrees, subject to the express terms hereof

(including the representations and warranties contained in this Article IV), to accept the Shares, and any assets related to the Shares in an "AS IS, WHERE IS" basis, on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, except as expressly set forth herein. Without limiting the generality of the foregoing, expect as expressly set forth herein (including the representations and warranties contained in this Article IV), Purchaser on behalf of itself and each of its Affiliates acknowledges that Seller makes no representation or warranty with respect to any projections, budgets, or estimates delivered or made available to Purchaser or its Affiliates of future revenues, future results of operations (or any component thereof) of the business or future business of the Companies. Purchaser acknowledges that the Purchase Price might be higher if Purchaser were not acquiring the Shares in an "AS IS, WHERE IS" condition. Subject to the following sentence, Purchaser hereby releases the Seller Indemnified Parties from and against any and all claims, demands, and causes of action, past, present or future, that Purchaser may have relating to: (i) the condition of the Shares before or after the Closing Date; (ii) the environmental condition of the Real Property, and (iii) any other matter pertaining to the Shares or the Companies, including without limitation, the Real Property, Contracts, Tangible Personal Property, and Intellectual Property. This release shall survive the Closing or the termination of this Agreement for any reason, but excludes any release of claims arising from Seller's representations and warranties (including the representations and warranties contained in this Article IV) in, or any breach by Seller of its obligations under, this Agreement.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to the MGM Entities that the statements contained in this ARTICLE V are true and correct, except as set forth herein and in the disclosure schedule delivered by Purchaser to Seller before the execution and delivery of this Agreement (the "Purchaser Disclosure Schedule").

                  Section 5.1 Organization of Purchaser.

      Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada

                  Section 5.2 Ownership.

      One Hundred Percent (100%) of the membership interest of Purchaser is owned of record and beneficially by Saddle West Investors, LLC, a Nevada limited liability company, and Sher Gaming LLC, a Nevada limited liability company.

                  Section 5.3 Authority; No Conflict; Required Filings and
                              Consents.

      (a) Purchaser has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions that are contemplated by this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions that are contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of Purchaser. No limited liability company act or proceeding on the part of Purchaser or its members is necessary to authorize, execute and deliver this Agreement and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Purchaser and, assuming this Agreement constitutes the valid and binding obligation of Seller, constitutes the valid and binding obligation of Purchaser, enforceable against each of them, in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

      (b) The execution and delivery of this Agreement by Purchaser does not, and the consummation by Purchaser of the transactions to which it is a party that are contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization or operating agreement of Purchaser (ii) conflict with, result in a breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any notice, consent, approval or waiver under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation or continuance of any Encumbrance on any of the assets or properties of Purchaser pursuant to, any Contract, permit or obligation to which Purchaser is a party or by which it or any of its assets or properties is bound, or (iii) conflict with or violate any Law or Governmental Order applicable to Purchaser or any of its respective assets or properties.

      (c) Except for: (i) the filing of notification reports under the HSR Act,
(ii) any Governmental Approvals related to, or arising out of, compliance with Gaming Laws, (iii) any Governmental Approvals related to, or arising out of, compliance with Liquor Licenses, (iv) any Governmental Approvals as may be required under applicable state securities Laws, (v) any Governmental Approvals as may be required under any Laws pertaining to any notification, disclosure or required approval triggered by the Closing or the transactions contemplated by this Agreement, and (vi) the satisfaction or waiver of the closing conditions in
Section 7.1 and Section 7.2 and the closing deliveries in Section 3.2, no Governmental Approval, or consent, approval, authorization or action by, notice to, filing with, or waiver from, any other Person is required in connection with the execution, delivery and performance of this Agreement by Purchaser and consummation by Purchaser of the transactions contemplated by this Agreement.

                  Section 5.4 Brokers.

      Except as set forth in Section 5.4 of the Purchaser Disclosure Schedule, no broker, financial advisor or finder is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser and its Affiliates.

                  Section 5.5 Licensing.

      Neither Purchaser nor any of its officers, directors, principals or Affiliates who may reasonably be considered in the process of determining the suitability of Purchaser (any such Persons, the "Licensing Affiliates") has ever been denied, or had revoked, a gaming license by a Gaming Authority or Governmental Entity. Purchaser and each of its Licensing Affiliates that are licensed (collectively, the "Licensed Parties") are in good standing in each jurisdiction where Purchaser or its Licensing Affiliates own or operate a gaming facility. To the knowledge of Purchaser, there are no facts, which if known to the regulators under the Gaming Laws, that would (a) be reasonably likely to result in the denial, revocation, limitation or suspension of a gaming license, or (b) result in a negative outcome to any finding of suitability proceedings currently pending, or under the suitability proceedings necessary for the consummation of this Agreement. Purchaser has no reason to expect that all Gaming Licenses necessary for it to own and operate the Companies immediately after Closing will not be timely obtained.

                  Section 5.6 Compliance with Gaming Laws.

      Purchaser and its Licensing Affiliates hold all gaming licenses necessary to operate their respective gaming businesses, and such gaming licenses are in full force and effect and have not been revoked or suspended, and there has been no violation under such gaming licenses, except for such as would not have a material adverse effect on Purchaser or Purchaser's ability to consummate the acquisition of the Shares. Purchaser and its Licensing Affiliates have not: (i) applied for a casino, racing or other gaming license in any state or other jurisdiction and been denied; (ii) experienced any revocation or failure to renew any such license; or (iii) withdrawn or not applied for any such license or renewal after being informed orally or in writing by any Governmental Authority, that the company would be denied such a license or renewal if it were applied for. Purchaser's and its Licensing Affiliates' respective directors, officers, employees and stockholders hold all governmental approvals (including all gaming licenses and other authorizations under Gaming Laws) necessary to carry on their respective businesses as now conducted, each of which is in full force and effect, and there has occurred no default, revocation or suspension under any such governmental approval.

                  Section 5.7 Litigation.

      There is no action, suit or proceeding, claim, arbitration or investigation, including indemnification matters, against Purchaser any of its properties or assets, pending, or as to which Purchaser has received notice of assertion, or to the knowledge of Purchaser threatened against, Purchaser or any of its properties or assets, before any Governmental Entity or arbitration body, the adverse determination of which would have a material adverse effect Purchaser's ability to consummate the acquisition of the Shares and there is no Governmental Order or arbitration award outstanding against Purchaser or any properties or assets which would have a material adverse effect on Purchaser's ability to consummate the acquisition of the Shares, or (c) the ability of the MGM Entities to consummate the transactions contemplated by this Agreement. To the knowledge of Purchaser, Purchaser is not a party or subject to (including any property or asset of Purchaser) or in default of a Governmental Order or arbitration award.

                  Section 5.8 Availability of Funds.

      Purchaser has sufficient cash available to enable it to consummate the transactions contemplated by this Agreement, to operate the business of the Companies for the reasonably foreseeable future, to satisfy the assumed Liabilities and to meet the financial obligations under the Contracts that Purchaser is assuming as such obligations are presently known or reasonably anticipated.

                  Section 5.9 No Breach.

      The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby, do not and will not (a) breach, contravene or conflict with Purchaser's articles of organization or operating agreement, or (b) violate any order, injunction, judgment, decree or award, or federal, state, local or foreign law, ordinance, statute, rule or regulation to which Purchaser or any Affiliate of Purchaser is subject or by which Purchaser, its Affiliates or properties may be bound except where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

                  Section 5.10 No Knowledge of Misrepresentations or Omissions.

      None of Purchaser nor any Affiliate of Purchaser has any knowledge that any representation or warranty of Seller in this Agreement or any other agreement contemplated hereby is not true and correct in all material respects, and none of Purchaser nor any Affiliate of Purchaser has any knowledge of any material errors in, or material omissions from, this Agreement, the Seller Disclosure Schedule or the schedules, exhibits or attachments to any agreement contemplated hereby.

                  Section 5.11 Knowledge.

      Whenever in the course of the representations and warranties of Purchaser set forth in this ARTICLE V, reference is made in connection with any matter to the knowledge of Purchaser, or the best of Purchaser's knowledge, Seller understands and intends that such reference shall be deemed to include only those matters within the actual knowledge of Anthony Marnell III or Greg Wells, in connection with Purchaser.

                  Section 5.12 Investment Intent.

      Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of, without registration under the Securities Act or a valid exemption from registration under the Securities Act and that in the absence of an effective registration statement covering the Shares or a valid exemption from registration under the Securities Act, the Shares must be held indefinitely. Purchaser is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1 Conduct of Business of the Companies.

      (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, subject to the limitations set forth below, each Company (to the extent applicable) agrees, except to the extent Purchaser shall consent in writing or as expressly contemplated by this Agreement, to (i) carry on its business and operations diligently (including without limitation the execution of Tenant Leases), only in the Ordinary Course of Business, (ii) pay its debts when due (or within any applicable grace periods) and to pay its Taxes when due subject to the right of such Company to timely contest the payment of any such debt and/or Tax in good faith, (iii) pay or perform its other obligations when due (or within any applicable grace periods), (iv) maintain the Leased Real Property leased by it and the Owned Real Property and Tangible Personal Property owned by it substantially in its present repair, order and condition (subject to normal wear and tear) consistent with the current needs of its business, replace in accordance with prior practice its inoperable, worn out or obsolete assets with assets of quality consistent with past practice to the extent the failure to so repair or replace would reasonably be expected to have a Material Adverse Effect, and (v) use Commercially Reasonable Efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with its customers, suppliers, distributors, and others having business dealings with it.

      (b) Without limiting the generality of the foregoing and except (i) as expressly contemplated by this Agreement, (ii) as set forth in Schedule 6.1 or
(iii) to the extent Purchaser shall consent in writing (which consent shall not unreasonably be withheld), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, each Company (and any of Parent or its Affiliates acting for or on behalf of such Company) shall not:

            (i) amend (whether by merger, consolidation or otherwise) or restate its organizational documents or convert into a different form of entity. or pay, or declare, or set aside for payment of dividends or other distributions payable in cash, stock, or property with respect to any shares of any class or series of its capital stock;

            (ii) issue, pledge or sell, or authorize the issuance, pledge or sale of additional equity securities, or securities convertible into equity securities, or any rights, warrants or options to acquire any convertible securities or equity securities, or any other securities in respect of, in lieu of, or in substitution for, equity securities, except for any pledges which would be released as of the Closing;

            (iii) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any equity securities;

            (iv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of it;

            (v) incur, assume, prepay or guaranty any Indebtedness which would survive the Closing except in the Ordinary Course of Business;

            (vi) change in any material respect any of its current policies or practices relating to the extension of credit to customers or the collection from customers of receivables from gaming operations;

            (vii) take, or agree to commit to take, any action that would make any representation or warranty of it contained herein inaccurate in any material respect at, or as of any time prior to, the Closing so as to cause the conditions to Purchaser consummating the transactions contemplated herein not to be satisfied;

            (viii) close, shut down, or otherwise eliminate any of its hotels, casinos and related properties, except for such closures, shutdowns or eliminations that are (A) required by Governmental Order or otherwise required by Law or (B) due to acts of God, acts of terrorism or other force majeure events;

            (ix)(A) increase the compensation payable or to become payable or the benefits provided to any Company director, officer or employee, except for normal merit and cost-of-living increases consistent with past practice, or grant any severance or termination payment to, or pay, loan or advance any amount to, any Company director, officer or employee, or
      (B) enter into or amend any employment, severance, consulting, termination or similar agreement with, or employee benefit plan for, in each case that would survive beyond the Closing Date, with any Company officer, director or employee;

            (x) terminate, cancel or amend, or cause the termination, cancellation or amendment of, any insurance coverage (and any surety bonds, letters of credit, cash collateral or other deposits related thereto required to be maintained with respect to such coverage) maintained by either Company that is not replaced by a comparable insurance coverage, other than in the Ordinary Course of Business; or

            (xi) enter into a Contract to do any of the foregoing, or to authorize or announce an intention to do any of the foregoing.

                  Section 6.2 Cooperation; Notice; Cure.

      Each of the Parties shall promptly notify the other(s) in writing of, and shall use its Commercially Reasonable Efforts to cure before the Closing Date, as soon as practicable after it becomes known to such Party, any event, transaction or circumstance, that causes or will cause any covenant, obligation or agreement of such Party under this Agreement to be violated or remain unfulfilled in any material respect or that renders or shall render untrue in any material respect any representation or warranty contained in this Agreement. Nothing contained in this Section 6.2 above shall prevent any of the Parties from giving such notice, using such efforts or taking any action to cure or curing any such event, transaction or circumstance. No written notice given pursuant to this Section 6.2 shall have any effect on the representations, warranties, covenants, obligations or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  Section 6.3 Access to Information.

      (a) The Company shall permit Purchaser's senior officers to meet with its respective personnel who are responsible for its financial statements, its internal controls, and its disclosure controls and procedures to discuss such matters as Purchaser may deem reasonably necessary or appropriate for Purchaser to satisfy its obligations (if any) under the SOXA post-Closing Date.

      (b) The Company shall deliver to Purchaser promptly after they become available and in any case within twenty-five (25) days after the end of each calendar month, an unaudited statement of income of the Company for the one month period then ended. Such statement of income shall be in the form currently prepared for management's use.

      (c) Upon reasonable notice, subject to applicable Law, including antitrust Laws and Gaming Laws, the MGM Entities shall afford to those directors, officers and representatives of Purchaser set forth on Schedule 6.3(c) of the Purchaser Disclosure Schedule reasonable access, during normal business hours to the Companies' personnel and to the properties relating to the Companies; provided, that such access does not in any material way interfere with the efficient operation of the Companies' business or the ability of the Companies' employees to perform their duties.

                  Section 6.4 Confidentiality of Information.

      Except as necessary or appropriate to comply with its respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement, each of the Parties shall comply with, and shall cause their respective directors, officers, employees, agents and representatives to comply with, the provisions of the Confidentiality Agreements.

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

                  Section 6.5 Intercompany Account Settlement.

      All intercompany accounts or amounts payable (or accrued) by Parent or any of its Affiliates, on the one hand, to either Company, on the other hand (except as between Companies), shall, immediately prior to the Closing, be netted against any intercompany accounts or amounts payable (or accrued), including any instrument evidencing Indebtedness to the Parent or its Affiliates, by either Company, on the one hand, to Parent or any of its Affiliates, on the other hand (other than as between Companies), and the balance, if any, shall be contributed by Parent to the capital of such Company or distributed by such Company to Parent (collectively, the "Intercompany Account Settlement"). After giving effect to the consummation of the Intercompany Account Settlement, neither Company shall owe or be liable for the satisfaction of any intercompany accounts or amounts payable (or accrued) to any of the MGM Entities (other than the other Company), and none of the MGM Entities shall owe or be liable for the satisfaction of any intercompany accounts or amounts payable (or accrued) to any Company. Purchaser agrees to cooperate with Seller following the Closing, including executing such documents and taking such actions, so as to give full effect to the foregoing.

                  Section 6.6 Governmental Approvals.

      (a) The Parties shall cooperate with each other and use their Commercially Reasonable Efforts to (and, with respect to the Gaming Laws, and antitrust Laws, if applicable, shall use their Commercially Reasonable Efforts to cause their respective directors and officers to) promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Governmental Approvals, and to comply (and, with respect to the Gaming Laws, to cause their respective directors and officers to comply) with the terms and conditions of all such Governmental Approvals. The Parties and their respective Affiliates, directors and officers shall (x) file within thirty (30) days after the date of this Agreement all required initial applications and documents in connection with the HSR Act and obtaining the Governmental Approvals under Nevada Gaming Laws, (y) as soon as reasonably practicable after the date hereof file all required initial applications and documents in connection with all Governmental Approvals other than those required under subpart (x), and (z) shall act diligently and promptly thereafter in responding to additional requests and comments in connection therewith and to pursue all such Governmental Approvals as promptly as possible. The Parties acknowledge that this Agreement and the transactions contemplated hereby are subject to the review and approval of the applicable Nevada Gaming Authorities. Each of Seller and Purchaser shall have the right to consult with the other on, in each case subject to applicable Laws relating to the exchange of information (including antitrust Laws and Gaming Laws), all the information relating to the other Person and any of its Affiliates that appears in any filing made with, or written materials submitted to, any third Person or Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Seller and Purchaser (the "Notifying Party") shall notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and shall supply the other with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that none of the MGM Entities, on the one hand, and Purchaser, on the other hand, shall be required to supply the other with copies of communications relating to the personal applications of individual applicants (except for evidence of filing) or with any documents which are the subject of a confidentiality agreement barring the same.

      (b) Each of Seller and Purchaser shall promptly notify the other Party upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such Person to reasonably believe that there is a reasonable likelihood that such consent or approval from such Governmental Entity will not be obtained or that the receipt of any such consent or approval will be materially delayed.

      (c) Each of Seller on the one hand, and Purchaser on the other hand, shall use their/its respective Commercially Reasonable Efforts to take, or cause to be taken, all actions reasonably necessary to (i) defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (ii) prevent the entry by any Governmental Entity of any Governmental Order challenging this Agreement or the consummation of the transactions contemplated by this Agreement, appealing as promptly as possible any such Governmental Order and having any such Governmental Order vacated or reversed.

                  Section 6.7 Performance.

      Each of the Parties shall perform all acts to be performed by it pursuant to this Agreement and shall refrain from taking or omitting to take any action that would violate or cause to remain unfilled its covenants, obligations or agreements or breach its representations and warranties hereunder or render them inaccurate in any material respect as of the date of this Agreement or the Closing Date or that in any way would prevent or materially adversely affect the consummation of the transactions contemplated by this Agreement. Each of the Parties shall use its Commercially Reasonable Efforts to satisfy or cause to be satisfied all of the conditions set forth in Section 7.1, and all the conditions to the obligations of the other Parties/Party set forth in Section 7.2 and
Section 7.3, respectively.

                  Section 6.8 Publicity.

      Seller and Purchaser shall agree on the form and content of any initial press releases regarding the transactions contemplated by this Agreement and thereafter shall consult with each other before issuing, provide each other the opportunity to review and comment upon and use all Commercially Reasonable Efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue directly or indirectly any such press release or make directly or indirectly any such public statement prior to such consultation and prior to considering in good faith any such comments, except (a) as may be required by applicable Law or (b) in connection with: (i) Parent complying with its obligations under the rules of the New York Stock Exchange, (ii) Purchaser pursuing any financing in connection herewith, or (iii) the Parties complying with their respective obligations under this Agreement.

                  Section 6.9 Intellectual Property - General.

      (a) Seller shall not, directly or indirectly, perform or fail to perform any act whereby any Owned Intellectual Property material to the business of either Company or any Assigned Intellectual Property material to the business of either Company may lapse, become abandoned, or become unenforceable.

      (b) The Purchaser and, from and after the Closing, the Companies, agree not to claim any right, title or interest in, or interfere with Parent or its Affiliates' ownership or use of, any Used Intellectual property, other than Assigned Intellectual Property.

      (c) Upon Closing, Seller, on behalf of itself and its Affiliates, agrees not to claim any right, title or interest in, or interfere with either Company's ownership or use of, any Owned Intellectual Property or Assigned Intellectual Property.

      (d) With respect to any Software owned by Parent or Seller or any of their Subsidiaries (other than either Company) that is Used Intellectual Property and not excluded from the transactions contemplated hereby pursuant to Section 2.2, Parent or Seller may elect to grant an irrevocable, perpetual, non-transferable license on a non-exclusive basis in and to such Software (in the form that it exists as of the Closing Date with no obligation to provide upgrades, updates, or other alternations) to Purchaser or either Company (rather than to make an assignment).

                  Section 6.10 Intellectual Property - Post-Closing.

      (a) From and after the Closing, Parent and its Affiliates shall not register or authorize others to Use or register Owned Intellectual Property, Assigned Intellectual Property, and any other Intellectual Property that constitutes an Infringement of Owned Intellectual Property or Assigned Intellectual Property and shall not challenge Purchaser's or any of its Affiliates' right to Use or register such Owned Intellectual Property or Assigned Intellectual Property. Within thirty (30) days after the Closing, Parent and its Affiliates shall cease Use in commerce of Owned Intellectual Property and Assigned Intellectual Property. Notwithstanding the foregoing, (i) the Parties agree that for a period of up to one hundred eighty (180) days from the Closing Date, Parent and its Affiliates shall be entitled to continue to use the Companies' Trademarks to the extent that any such Company Trademarks exist or are contained as of the Closing Date on any promotional or advertising materials used in the business of Parent or its Affiliates or required to be used for any government or administrative filings; provided, however, that Parent and its Affiliates shall use their respective Commercially Reasonable Efforts to cease the Use of the Companies' Trademarks on the soonest possible date and (ii) this Section 6.10 shall neither diminish nor broaden Parent's and its Affiliates' fair use rights.

      (b) Following the Closing, Purchaser shall be responsible for all updates, maintenance fees and related upgrades on all assigned license agreements for third party Software.

      (c) Within thirty (30) days after the Closing, the Companies shall cease Use of Parent's and its Affiliates' Trademarks (excluding the Company Trademarks) or any other Trademarks substantially or confusingly similar thereto. Notwithstanding the foregoing, (i) the

Parties agree that for a period of up to one hundred eighty (180) days from the Closing Date, the Companies shall be entitled to continue to use the Parent's and its Affiliates' Trademarks to the extent that any such Trademarks exist or are contained as of the Closing Date on any promotional or advertising materials used in the business of the Companies; provided, however, that the Companies shall use their respective Commercially Reasonable Efforts to cease the use of the Parent's and its Affiliates' Trademarks at the soonest possible date.

                  Section 6.11 Employees.

      (a) Upon execution of this Agreement, Purchaser shall be permitted to hold joint meetings with all employees of the Companies at such times as are mutually acceptable to the Companies and the Purchaser, and shall be permitted to provide preliminary information relating to the transactions contemplated by this Agreement, and thereafter Purchaser shall be entitled to conduct one-on-one meetings with all employees of the Companies at such times as Purchaser shall reasonably request.

      (b) Effective as of the date immediately preceding the Closing Date, the participation of the Companies in all Plans sponsored by the Parent and its ERISA Affiliates other than the Multiemployer Plan shall terminate. Notwithstanding any provision of this Agreement to the contrary, prior to the Closing, any of the Company, Seller or Parent may (i) amend either or both of the MGM MIRAGE Deferred Compensation Plan II ("DCP II") and MGM MIRAGE Supplemental Executive Retirement Plan II ("SERP II"), and take any and all other actions as it deems necessary to transfer to the Seller, effective as of the date immediately preceding the Closing Date, any or all of the Liabilities of the Companies with respect to DCP II and SERP II with respect to any or all of the employees of the Companies through and including such date, and to transfer to Seller any right, title or interest, whether contingent or otherwise, that either Company has or may claim with respect to the trust created by the Trust Agreement for the MGM MIRAGE Nonqualified Plans (the "Trust Agreement"), to the extent necessary to enable Seller to be treated as the grantor of the account maintained pursuant to Section 1.7 of the Trust Agreement with respect to the Companies to ensure that the payment of such Liabilities to be deductible by the Seller for federal and state income tax purposes to the maximum extent allowed by law, and (ii) amend DCP II and SERP II to provide for acceleration of the payment of benefits thereunder with respect to employees of the Companies who are employed by either Company, Purchaser or any of their Affiliates after the Closing, to the extent permitted by Section 409A of the Code.

      (c) Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall give any employee of either Company the right to continuing employment or alter the at-will employment status of any such employee.

      (d) On and after the Closing Date, (i) Purchaser shall cause all employees of either Company who are employed by the Purchaser or any of its Affiliates (together, the "Purchaser Group") on or after the Closing Date (the "Company Employees") to receive credit for all service with such Company and its Affiliates prior to the Closing Date for purposes of eligibility and vesting (but not benefit accrual) under any and all employee benefit plans, programs, policies and arrangements sponsored by the Purchaser and the Purchaser Group (such plans, collectively the "New Plans") to the extent coverage under any such New Plan replaces coverage under a comparable Plan in which such Covered Employee participates immediately before or at any time after the Closing Date (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision and/or disability benefits to Company Employees and their covered dependents, Purchaser shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employees and their covered dependents, Purchaser shall cause any eligible expenses incurred by such covered Employees and their covered dependents during the portion of any plan year of the Old Plan which includes a date of participation in the corresponding New Plan begins, to be taken into account under such New Plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and their covered dependents for such plan year as if such amounts had been paid in accordance with such New Plan during the corresponding plan year.

                  Section 6.12 Transitional Services.

      Recognizing the existing operational interdependencies between the Companies, on the one hand, and Seller and its affiliates, on the other hand, the Parties agree that Purchaser, the Companies and Seller shall enter into, prior to or at the Closing Date, a written agreement (the "Transitional Services Agreement") evidencing the arrangements set forth in Schedule 6.12.

                  Section 6.13 Termination of Affiliate Contracts.

      Seller shall, and shall cause its Affiliates (other than the Companies), on the one hand, and the applicable Company, on the other hand, to terminate the Affiliate Contracts with effect as of the Closing (the "Termination of Affiliate Contracts"). The Termination of Affiliate Contracts shall be without Liability or Loss to the Company in question, including as to Liabilities or Losses remaining under any Affiliate Contracts. Seller shall provide a full written release and exculpation to, and for the benefit of, the Companies and Purchaser from any Liability, Loss, restriction or performance in connection with, arising out of, or relating to, the Termination of Affiliate Contracts. For the avoidance of doubt, any Liability or Loss incurred by Purchaser in connection with any Affiliate Contract shall not be subject to the provisions of Section 8.2(c).

                  Section 6.14 Termination Fee.

      (a) In the event that either: (X) the MGM Entities are entitled to terminate this Agreement pursuant to Section 10.1(d) hereof, or (Y) (i) the Closing has not occurred by the Estimated Closing Date (as such Estimated Closing Date may be extended by the Extension Payment), and (ii) each of the Closing conditions set forth in Section 7.1 have been satisfied or waived by Purchaser or would have been satisfied but for Purchaser's failure to use its Commercially Reasonable Efforts to perform its respective obligations under this Agreement, and (iii) each of the Closing conditions set forth in Section 7.3 have been satisfied or waived by Purchaser or would have been satisfied but for Purchaser failing to use its Commercially Reasonable Efforts to perform its respective obligations under this Agreement in accordance with the terms and conditions hereof, and (iv) the MGM Entities are not otherwise in default hereunder, then in either such event (X) or (Y) the MGM Entities shall have the right, as its sole and exclusive remedy, to give written notice to Purchaser of their intention to terminate this

Agreement if Purchaser fails to close (or be prepared to close) the transactions contemplated by this Agreement on or prior to the fifth Business Day following receipt of such written notice and as promptly as practicable following termination (which shall occur automatically on such fifth Business Day unless agreed to otherwise by the Parties in writing) Purchaser shall pay, or cause to be paid, in same day funds to Seller, the sum of Twenty-Five Million Dollars ($25,000,000) (the "Seller Termination Fee"). Only one Termination Fee shall be payable to Seller regardless of the circumstances. In the event Seller receives payment of the Termination Fee, Seller, and Seller on behalf of its Affiliates, agrees to forego and not to pursue (or aid any other Person in pursuing) or assign any allegation, claim, right or remedy, whether legal or equitable, including specific performance, against, directly or indirectly, Purchaser or any of their respective Affiliates, for Purchaser's failure to consummate the transactions contemplated by this Agreement. The obligation of Purchaser to pay the Termination Fee pursuant to this Section 6.14(a) shall be guaranteed by Purchaser Parent pursuant to the Purchaser Guaranty. Subject to the occurrence of the matters set forth in subsection (X) or subsection (Y) (i), (ii), (iii) and (iv) of the first sentence of this Section 6.14(a), the Parties acknowledge and agree that the MGM Entities would sustain substantial damages in the event the sale of the Shares to Purchaser as contemplated by this Agreement is not consummated as a result of Purchaser's failure to close, and Seller's actual damages in the event the sale of the Shares to Purchaser as contemplated by this Agreement is not consummated as a result of Purchaser's failure to close would be difficult or impractical to determine, and the Termination Fee represents a reasonable estimate of the harm likely to be suffered by Seller in the event the sale of the Shares to Purchaser as contemplated by this Agreement is not consummated as a result of Purchaser's failure to close.

      (b) In the event that either: (X)(i) the Closing has not occurred by the Estimated Closing Date; and (ii) each of the closing conditions set forth in
Section 7.1 have been satisfied or waived by Seller or would have been satisfied but for the MGM Entities' failure to use its Commercially Reasonably Efforts to perform their respective obligations under this Agreement; and (iii) the Closing conditions set forth in Section 7.2 have been satisfied or waived by Seller or would have been satisfied but for Seller failing to use its Commercially Reasonable Efforts to perform its obligations under this Agreement; and Purchaser is not otherwise in default hereunder, or (Y) prior to the Estimated Closing Date Seller executes an agreement with any other Person (other than Purchaser) for the sale or transfer of the Shares or for substantially all of the Companies' Assets, or (Z) Purchaser is entitled to terminate this Agreement pursuant to Section 10.1(c) hereof, then in any such event (X) or (Y) or (Z) the Purchaser shall have, as its sole and exclusive remedy, the right to give written notice to Seller of its intention to terminate this Agreement and Seller shall pay, or cause to be paid, in same day funds to Purchaser, the sum of Five Million Dollars ($5,000,000) (the "Purchaser Termination Fee"). Only one Purchaser's Termination Fee shall be payable to Purchaser regardless of the circumstances. In the event Purchaser receives payment of the Purchaser Termination Fee, Purchaser on behalf of its Affiliates, agrees to forego and not to pursue (or aid any other Person in pursuing) or assign any allegation, claim, right or remedy, whether legal or equitable, including specific performance, against, directly or indirectly Seller, any MGM entity or any of their respective Affiliates, for Seller's failure to consummate the transactions contemplated by this Agreement. Subject to the occurrence of the matters set forth in subsections (X)(i), (ii), (iii) or (Y) or (Z) of the first sentence of this Section 6.14(b), the Parties acknowledge and agree that Purchaser would sustain substantial damages in the event the sale of the Shares to Purchaser as contemplated by this Agreement is not consummated as a result of Seller's failure to close, and Purchaser's actual damages in the event the sale of the Shares to Purchaser as contemplated by this Agreement is not consummated as a result of Seller's failure to close would be difficult or impractical to determine, and the Purchaser Termination Fee represents a reasonable estimate of the harm likely to be suffered by Purchaser in the event the sale of the Shares to Purchaser as contemplated by this Agreement is not consummated as a result of Seller's failure to close.

                  Section 6.15 Capital Expenditures.

      The Company shall (a) undertake and complete any and all capital expenditures required to meet an emergency (it being understood and agreed that Seller shall promptly notify Purchaser of any such emergency and the emergency expenditures and other actions taken in response thereto), and (b) undertake and continue in the Ordinary Course of Business and consistent with past practice any and all capital expenditures necessary or appropriate to maintain its respective assets and properties.

                  Section 6.16 Releases.

      Seller shall, and shall cause its Affiliates, to enter into one or more Contracts to release (as of the Closing Date) the Company from all guaranty, credit enhancement, credit support, keep well obligations or similar arrangements to or for the benefit of, or on behalf of, Parent and/or its Affiliates (other than the Companies) (collectively, the "Release of Guaranties").

                  Section 6.17 Further Assurances and Actions.

      Subject to the terms and conditions herein, each of the Parties agrees to use its Commercially Reasonable Efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using their respective Commercially Reasonable Efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities as are necessary for consummation of the transactions contemplated by this Agreement, and to fulfill all conditions precedent applicable to such Party pursuant to this Agreement. In case at any time after the date of this Agreement and from time to time any further action is necessary to carry out the purposes of this Agreement and to vest Purchaser with valid and legal title, to the Shares and all properties and assets of the Companies, each free and clear of all Encumbrances, including to execute, deliver and file all such further documents including the termination of financing statements, the directors, officers and employees of the Parties or their Affiliates shall take or cause to be taken all such necessary or appropriate action in accordance with and subject to the terms of this Agreement and Seller shall bear the cost of any such necessary or appropriate action; provided that if such action is necessary or appropriate due to events or circumstances particular to Purchaser, Purchaser shall bear the cost of such action.

                  Section 6.18 FCC Approvals.

      Seller and Purchaser will, as applicable, not later than fifteen (15) days after the execution of this Agreement by the Parties, execute and file FCC applications to seek any required consent of the FCC for any licenses possessed by the Companies in connection with the operation of the business of the Companies. The Parties agree to use their respective Commercially Reasonable Efforts to cooperate with any requests for information, filing of forms, communications with the FCC or other actions that are reasonably necessary in order to obtain FCC approval. If any required FCC approvals are not obtained on or before the Closing Date and no special temporary authority has been granted by the FCC that allows Purchaser to operate under the FCC licensees or the FCC application has not been granted, then the Closing shall nevertheless occur as scheduled and with no reduction in the Purchase Price, and the Parties will comply with any applicable requirements of the FCC or applicable Law. Purchaser agrees that it will not use or operate any equipment which is the subject of any FCC licenses, approvals or applications after the Closing in violation of any requirements of the FCC or any applicable Law.

                  Section 6.19 No Control.

         Purchaser understands and agrees that, except as expressly permitted by the terms of this Agreement, prior to Closing Purchaser shall not, and shall not attempt to, directly or indirectly control, supervise, direct or interfere with, any of the Companies, and until the Closing, the operations of the Companies are the sole responsibility of and under the complete control of Seller.

                  Section 6.20 Liability for Non-Compliance with WARN Act.

         Seller assumes, and shall indemnify Purchaser from and against, any and all Claims or Liabilities arising out of Seller's or the Companies' conduct from April 25, 2005 until the Closing Date resulting in a failure to comply with the WARN Act.

                  Section 6.21 Transfer Taxes; HSR Filing Fee.

         Notwithstanding anything contained herein to the contrary, Purchaser shall pay or cause to be paid all sales, use, real property transfer, real property gains, transfer, stamp, registration, documentary, recording, filing or similar Taxes, if any, together with any interest thereon, penalties, fines, costs, fees, additions to Tax or additional amounts with respect thereto (collectively, "Transfer Taxes") incurred in connection with the purchase and sale of the Shares; provided, however, that Seller shall pay any Transfer Taxes incurred in connection with the transfer of any Retained Property from the Companies to Seller or its Affiliates, or the transfer of any Additional Property to the Companies by Seller or its Affiliates. The Person with primary responsibility under applicable Law for filing Tax Returns relating to Transfer Taxes shall be responsible for preparing and timely filing any Tax Returns required with respect to any such Transfer Taxes. All filing fees pursuant to the pre-merger notifications under the HSR Act shall be borne by Purchaser.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

                  Section 7.1 Conditions of the Parties' Obligations to Effect
                              the Closing.

      The respective obligations of the Parties to this Agreement to effect the Closing shall be subject to the satisfaction or waiver by each of the Parties prior to the Closing of the following conditions:

      (a) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Governmental Order or Law that is in effect and that has the effect of making the Closing illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement and the Closing.

      (b) HSR Act. Any applicable waiting periods, together with any extensions thereof, under the HSR Act and the antitrust or competition Laws of any other applicable jurisdiction shall have expired or been terminated.

      (c) Governmental Approvals. The MGM Entities and Purchaser shall have obtained all material Governmental Approvals required to consummate the Closing (including under Gaming Laws), all of which are set forth on Schedule 7.1(c) attached hereto, and all such approvals shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

                  Section 7.2 Additional Conditions to Obligation of the MGM
                              Entities to Effect the Closing.

      The obligation of Seller to effect the Closing is subject to the satisfaction of each of the following conditions prior to or concurrent with the Closing, any of which may be waived in writing exclusively by Seller:

      (a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and the representations and warranties of Purchaser that are qualified by materiality shall be true and correct in accordance with their express terms, when made and at and as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, if earlier than the Closing Date. Notwithstanding the foregoing, Purchaser may update certain of the Purchaser Disclosure Schedules, as provided in Article V, and not be in breach hereof; provided, however, that if any such additional disclosure has or is likely to have a materially adverse impact on the ability of Purchaser to consummate the transactions contemplated hereby, Seller may terminate this Agreement in accordance with Section 10.(d).

      (b) Performance of Obligation of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by Purchaser under this Agreement on or prior to the Closing Date.

      (c) Officer's Certificate. Seller shall have received a certificate dated the Closing Date duly executed by an officer of Purchaser to the effect of
Section 7.2(b) and Section 7.2(c).

                  Section 7.3 Additional Conditions to Obligation of Purchaser
                              to Effect the Closing.

      The obligation of Purchaser to effect the Closing is subject to the satisfaction of each of the following conditions prior to or concurrent with the Closing, any of which may be waived in writing exclusively by Purchaser:

      (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, if earlier than the Closing Date; provided that, this condition shall be deemed to not be satisfied solely for purposes of the Closing if the aggregate adverse economic effect of breaches or violations of such representations and warranties as of the Closing Date has a Material Adverse Effect.

      (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by Seller under this Agreement on or prior to the Closing Date.

      (c) Officer's Certificate. Purchaser shall have received a certificate dated the Closing Date duly executed by an officer of Seller to the effect of
Section 7.3(a) and Section 7.3(b).

      (d) Release of Guaranties. The Release of Guaranties shall have been, or shall be simultaneously, completed with the Closing.

                                  ARTICLE VIII

                            INDEMNIFICATION; REMEDIES

                  Section 8.1 Survival; Right to Indemnification Not Affected by
                              Knowledge.

      (a) All representations and warranties contained in this Agreement shall terminate one year after the Closing Date. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.1(a) shall limit any covenant, obligation or agreement of the Parties which by its terms contemplates performance after the Closing.

      (b) The right of the Purchaser Indemnified Parties, on the one hand, and the Seller Indemnified Parties, on the other hand, to indemnification, shall not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any of the representations, warranties, covenants, obligations or agreements set forth in this Agreement. The waiver of any condition based on the accuracy of any representation or warranty set forth in this Agreement, or on the performance of or compliance with any covenant, obligation or agreement set forth in this Agreement, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants, obligations and agreements.

      (c) Notwithstanding anything in this Agreement to the contrary, if the Closing occurs (i) each of the Seller Indemnified Parties hereby waives any right to indemnification, contribution, reimbursement, set-off or other rights to recovery that it might otherwise have against the Companies with respect to representations, warranties, covenants, obligations and agreements made by any of the MGM Entities contained in this Agreement and (ii) the representations, warranties, covenants, obligations and agreements made by the Companies contained in this Agreement shall terminate solely with respect to the Companies (not as to the other MGM Entities).

                  Section 8.2 Indemnification.

      (a) Provided the Closing occurs, and subject to Section 8.2(c) of this Agreement, the Seller Indemnifying Parties shall, jointly and severally, defend and indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of, or relating to (i) any breach of or inaccuracy in any representation, warranty, covenant, obligation or agreement on the part of any of the MGM Entities contained in this Agreement, and (ii) nonfulfillment of or failure to perform any covenant, obligation or agreement on the part of any of the MGM Entities contained in this Agreement.

      (b) Provided the Closing occurs, and subject to Section 8.2(d) of this Agreement, the Purchaser Indemnifying Parties shall defend and indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of, or relating to (i) any breach of or inaccuracy in any representation, warranty, covenant, obligation or agreement on the part of Purchaser contained in this Agreement or (ii) nonfulfillment of or failure to perform any covenant, obligation or agreement on the part of Purchaser contained in this Agreement.

      (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable to the Purchaser Indemnified Parties as a result of any claim in respect of a Loss arising under Section 8.2(a):

            (i) unless and until the aggregate amount of Losses incurred by the Purchaser Indemnified Parties pursuant to Section 8.2(a) exceeds One Million Five Hundred Thousand Dollars ($1,500,000), in which event the Purchaser

      Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses in excess of One Million Dollars ($1,000,000) and

            (ii)in excess of Fifteen Million Dollars ($15,000,000);

provided that the Seller Indemnifying Parties shall not pay any indemnity amounts (and such amounts shall not count towards (c)(i) above) (a) relating to matters for which a Liability was accrued in the Final Statement, or (b) for which insurance proceeds of the Purchaser Indemnified Parties are payable, unless there is an increase in the Final Purchase Price equal to the indemnity amount for which insurance proceeds of the Purchaser Indemnified Parties are payable that is paid by the Seller Indemnifying Parties which amount shall be paid to Seller by the Purchaser Indemnifying Parties concurrently with Seller making such indemnification payment. The Purchaser Indemnified Parties shall use their Commercially Reasonable Efforts to pursue, furnish and deliver any documents, instruments or writings required by their respective insurers to make an insurance claim.

      (d) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable to the Seller Indemnified Parties as a result of any claim in respect of a Loss arising under Section 8.2(b):

            (i) unless and until the aggregate amount of Losses incurred by the Seller Indemnified Parties pursuant to Section8.2(b) exceeds One Million Five Hundred Thousand Dollars ($1,500,000), in which event the Seller Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses in excess of One Million Dollars ($1,000,000); and

            (ii)in excess of Fifteen Million Dollars ($15,000,000) in the aggregate;

provided that the Purchaser Indemnifying Parties shall not pay any indemnity amounts (and such amounts shall not count towards (d)(i) above) for which insurance proceeds of the Seller Indemnified Parties are payable, unless there is a reduction in the Final Purchase Price equal to the indemnity amount for which insurance proceeds of the Seller Indemnified Parties are payable that is paid by the Purchaser Indemnifying Parties which amount shall be paid to Purchaser by the Seller Indemnifying Parties concurrently with Purchaser making such indemnification payment. The Seller Indemnified Parties shall use their Commercially Reasonable Efforts to pursue, furnish and deliver any documents, instruments or writings required by their respective insurers to make an insurance claim.

      (e) In no event shall any Indemnifying Party be responsible or liable to any Indemnified Party for any Losses or other amounts under this Article VII that constitute multiple, exemplary, consequential, special, indirect, punitive or other damages that are not compensatory in nature.

      (f) In the event that an Indemnifying Party:

            (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger; or

            (ii) transfers or conveys all or substantially all of its properties and assets (whether in one transaction or a series of related transactions) to any Person,

then, and in each such case, proper provision shall be made prior to the consummation of any such transaction so that such successors and assigns shall assume the obligations of such Indemnifying Party set forth in this Section 8.2.

      (g) No Indemnified Party hereunder shall have the right to offset any sums it may otherwise owe to the Indemnifying Party against any sums it may be entitled to receive under this.

                  Section 8.3 Indemnification Procedures.

      All claims for indemnification by an Indemnified Party under Section 8.2 shall be asserted and resolved as follows:

      (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 8.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Seller Indemnified Party or a Purchaser Indemnified Party (a "Third Party Claim"), the Indemnified Party shall promptly deliver a Claim Notice to the Indemnifying Party; provided that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is materially prejudiced by such delay. The Indemnifying Party shall notify the Indemnified Party in writing as soon as practicable within the Dispute Period whether or not the Indemnifying Party desires, at the Indemnifying Party's sole cost and expense and by counsel of its own choosing, which shall be reasonably satisfactory to the Indemnified Party, to defend against such Third Party Claim; provided further that if, under applicable standards of professional conduct a conflict on any significant issue between the Indemnifying Party and the Indemnified Party exists in respect of such Third Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of one additional counsel selected by the Indemnified Party and reasonably acceptable to the Indemnifying Party to be retained in order to resolve such conflict, promptly upon presentation by the Indemnified Party of invoices or other documentation evidencing such amounts to be reimbursed.

            (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that it desires to defend against such Third Party Claim, (A) the Indemnifying Party shall use its Commercially Reasonable Efforts to defend and protect the interests of the Indemnified Party with respect to such Third Party Claim, (B) the Indemnified Party, prior to or during the period in which the Indemnifying Party assumes the defense of such matter, may take such reasonable actions as the Indemnified Party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement, (C) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to any settlement that (i) does not contain an unconditional release of the Indemnified Party from the subject matter of the settlement, (ii) imposes any liabilities or obligations on the Indemnified Party in excess of the aggregate accruals reflected in the determination of Actual Working Capital, and (iii) with respect to any non-monetary provision of such settlement, could, in the Indemnified Party's reasonable judgment, have a Material Adverse Effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Indemnified Party, (D) the Indemnified Party shall cooperate to the extent reasonable (during regular business hours) with the Indemnifying Party and its counsel in the investigation, defense and settlement thereof and (E) the Indemnifying Party shall be deemed to have agreed that it will indemnify the Indemnified Party pursuant to, and subject to the conditions and limitations set forth in, the provisions of this Article VIII.

            (ii) If the Indemnifying Party does not notify the Indemnified Party within the Dispute Period that it desires to defend against such Third Party Claim, then the Indemnifying Party shall have the right to participate in any such defense at its sole cost and expense, but, in such case, the Indemnified Party shall control the investigation and defense and may settle or take any other actions the Indemnified Party deems reasonably advisable without in any way waiving or otherwise affecting the Indemnified Party's rights to indemnification pursuant to this Agreement.

            (iii) The Indemnified Party and the Indemnifying Party agree to make available to each other, their counsel and other representatives, all information and documents available to them that relate to such Third Party Claim. The Indemnified Party and the Indemnifying Party, the Company and its employees also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such Third Party Claim.

            (iv) Notwithstanding the foregoing, in any event, if the Indemnified Party desires to participate in any defense of a Third Party Claim it may do so at its sole cost and expense, and the Indemnified Party shall have the right to control, pay or settle any Third Party Claim which the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party.

      (b) In the event that an Indemnified Party should have a claim against the Indemnifying Party hereunder which it determines to assert, but which does not involve a Third Party Claim, the Indemnified Party shall send an Indemnity Notice with respect to such claim to the Indemnifying Party. The Indemnifying Party shall have the Dispute Period during which to notify the Indemnified Party in writing of any good faith objections it has to the Indemnified Party's Indemnity Notice, setting forth in reasonable detail each of the Indemnifying Party's objections thereto. If the Indemnifying Party does not deliver such written notice of objection within the Dispute Period, the Indemnifying Party shall be deemed to have accepted responsibility for the prompt payment of the Indemnified Party's claims for indemnification set forth in the Indemnity Notice, and shall have no further right to contest the validity of such indemnification claims. If the Indemnifying Party does deliver such written notice of objection within the Dispute Period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any such dispute within the Resolution Period.

      (c) Claims for indemnification pursuant to Section 8.2 shall not be made after the expiration of the representations and warranties as provided for in
Section 8.1; provided, however, that in the event a Claim Notice or an Indemnity Notice shall have been given within the applicable survival period, the representation or warranty that is the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

                                   ARTICLE IX

                                   TAX MATTERS

                  Section 9.1 Tax Indemnification.

      (a) Seller shall indemnify, defend and hold harmless the Purchaser Indemnified Parties against, and shall reimburse the Purchaser Indemnified Parties for, any and all losses arising out of, based upon or relating or attributable to (without duplication):

            (i) all Taxes imposed on the Companies relating or attributable to any taxable period ending on or before the Closing Date (the "Pre-Closing Period") and, with respect to any period that includes but does not end on the Closing Date (in each case, a "Straddle Period"), the portion of such Straddle Period deemed to end on and include the Closing Date (in the manner determined pursuant to Section 9.1(b); provided, however, that Seller shall be liable only to the extent that such Taxes are in excess of the amount, if any, reserved for such Taxes on the financial statements of the Companies;

            (ii) all Taxes imposed upon the Companies under Treasury Regulation
      Section 1.1502-6 (and corresponding provisions of state, local or foreign
      Law) as a result of being a member of any federal, state, local or foreign consolidated, unitary, combined or similar group for any taxable period ending on or before, or that includes, the Closing Date;

            (iii) except as otherwise specifically set forth in this Agreement, all Taxes relating or attributable to the transactions contemplated pursuant to this Agreement; and

            (iv) the breach by Seller or the failure by any such entity to perform (or cause to have performed) any of the covenants made by them under this Agreement relating to Taxes.

      (b) For purposes of this Section 9.1, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be:

            (i) in the case of Taxes that are imposed on a periodic basis, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and

            (ii) in the case of Taxes not described in (i) the amount that would be payable if the taxable year or period ended on the Closing Date based on an interim closing of the books.

                  Section 9.2 Preparation and Filing of Tax Returns and Payment
                              of Taxes.

      (a) Purchaser shall prepare and timely file or cause the Companies to prepare and timely file all Tax Returns required by Law to be filed by such entities for all Straddle Periods (such Tax Returns, which shall specifically exclude any income Tax Return which reports the activities of the Companies, the "Straddle Period Tax Returns"). Purchaser shall deliver drafts of all such Straddle Period Tax Returns to Parent and Seller for their review at least twenty (20) days prior to the due date of any such Tax Return (taking into account valid extensions) and shall notify Parent and Seller of Purchaser's calculation of their share of the Taxes for such Straddle Period (determined in accordance with Section 9.1(b)); provided, however, that such drafts of any such Straddle Period Tax Returns and such calculations of Parent and Seller's share of the Tax Liability for such Straddle Period (determined in accordance with Section 9.1(b)) shall be subject to Parent and Seller's review and approval, which approval shall not be unreasonably withheld or delayed. If Parent or Seller shall dispute any item on such Tax Return, it shall notify Purchaser (by written notice within ten (10) days of receipt of Purchaser's calculation) of such disputed item (or items) and the basis for its objection. If Parent and Seller do not object by written notice within such period, Purchaser's calculation of Parent and Seller's share of the Taxes for such Straddle Period shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes hereof.

      (b) Parent and Seller shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns required to be filed by the Companies for taxable years ending on or prior to the Closing Date and any income Tax Return that reports the activities of the Companies during a Straddle Period (such Tax Returns, the "Pre-Closing Period Tax Returns"). All such Pre-Closing Period Tax Returns shall be prepared and filed in a manner that is consistent with prior practices, except as required by applicable Law. If any such Pre-Closing Period Tax Returns are due after the Closing, Seller shall submit drafts of such returns to Purchaser for its review at least twenty (20) days prior to the due date of any such Tax Return; provided, however, that such drafts of any such Pre-Closing Period Tax Return shall be subject to Purchaser's review and approval, which approval shall not be unreasonably withheld or delayed. Purchaser shall cause each of the Companies to furnish information to Seller, as reasonably requested in writing by Seller, to allow Seller to satisfy its obligations under this Section 9.2(b) and Section 9.4(b). Seller shall file such Pre-Closing Period Tax Returns due after the Closing Date with the appropriate taxing authorities.

      (c) The Parties shall act in good faith to resolve any dispute prior to the date on which the Tax Return is required to be filed. If the Parties cannot resolve any disputed item, the item in question shall be resolved by the Independent Accounting Firm as promptly as practicable. The fees and expenses of the Independent Accounting Firm shall be apportioned and paid equally by Seller and Purchaser.

                  Section 9.3 Accounting and Tax Records.

      Seller shall provide Purchaser with all Tax Returns that report the activity of the Company (and other information relating to Taxes) of or relating to the Company reasonably requested by Purchaser. Purchaser shall keep and maintain all such Tax Returns (and other information relating to Taxes) and shall make available to Seller such Tax Returns and information as reasonably required by Seller to allow Seller to satisfy its obligations under ARTICLE IX.

      Within twenty-five (25) days following the Closing Date, Purchaser shall deliver to Seller an income statement for each Company covering the period from the last regularly prepared income statement through the Closing Date.

                  Section 9.4 Tax Audits.

      (a) After the Closing, Purchaser, on the one hand, and Seller, on the other hand (the "Recipient"), shall promptly notify the other Person in writing upon receipt by the Recipient or any of its Affiliates of any written notice of any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar claim ("Tax Claim") received by the Recipient from any Tax authority or any other Person with respect to Losses for which Seller is liable pursuant to
Section 9.1 or Section 6.20; provided, however, that a failure by Purchaser to give such notice shall not affect the Purchaser Indemnified Parties' rights to indemnification under this ARTICLE IX unless (and then solely to the extent) that Seller is materially prejudiced as a consequence of such failure.

      (b) Parent and Seller shall control the conduct, through their own counsel at their sole expense, of any Tax Claim involving any asserted Liability with respect or relating solely to any Pre-Closing Period and any income Tax Return that reports the activities of the Companies during a Straddle Period. Parent or Seller, as the case may be, shall have all rights to settle, compromise and/or concede such Tax Claim and Purchaser shall reasonably cooperate and shall cause the Company to reasonably cooperate; provided, however, that, Parent or Seller shall not settle, compromise and/or concede such Tax Claim in a manner that would adversely affect Purchaser or the Company without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

      (c) With respect to any Tax Claim that involves any Straddle Period (other than an income Tax Claim which involves the activities of a Company), Purchaser shall control the conduct of any such Tax Claim, through counsel of Purchaser's own choosing with participation by Parent and Seller (at Parent and Seller's expense) and Purchaser shall have all rights to settle, compromise and/or concede such Tax Claim and Parent and Seller shall reasonably cooperate; provided, however, that Purchaser shall not settle, compromise and/or concede such Tax Claim in a manner that would adversely affect Parent or Seller without the consent of Parent and Seller, which consent shall not be unreasonably withheld or delayed.

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

                  Section 9.5 Tax Treatment.

      The Parties agree to treat any payment made pursuant to ARTICLE VIII or
ARTICLE IX as an adjustment to the Final Purchase Price for all Tax purposes.

                  Section 9.6 Refunds and Tax Benefits.

      Any Tax refunds that are received by any of the MGM Entities, and any amounts credited against Tax to which Purchaser or any of the MGM Entities becomes entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date (but only to the extent such amounts are in excess of the amount, if any, of Tax receivables and offsets to Tax reserves on the financial statements of the Companies from which the Final Statement was derived) shall be for the account of Parent, and Purchaser shall pay over to Parent (a) any such cash refund within fifteen days after receipt thereof and
(b) the amount of Tax savings realized by Purchaser or any of the MGM Entities at the time the Tax Return to which such credit relates is filed by Purchaser or any of the MGM Entities. Any Tax refunds that are received by Parent or any of its Affiliates, and any amounts credited against Tax to which Parent or any of its Affiliates becomes entitled (other than refunds of income Taxes and/or any amounts credited against Tax resulting from adjustments in connection with the activities of the Company which shall be for the account of Parent), that relate to Taxes of the Company for Tax periods or portions thereof after the Closing Date shall be for the account of Purchaser, and Parent or its Affiliates shall pay over to Purchaser (a) any such cash refund within fifteen days after receipt thereof and (b) the amount of Tax savings realized by Parent or any of its Affiliates at the time the Tax Return to which such credit relates is filed by Parent or any of its Affiliates.

                  Section 9.7 Base Price Allocation; Section 338(h)(10)
                              Election.

      (a) Within sixty (60) days after the date hereof, Purchaser shall provide to Parent and Seller a proposed allocation of the Base Price between Edgewater Company and Colorado Belle Company (the "Allocation Statement"). Within fifteen
(15) days following such provision, Parent and Seller shall have the right to object to all or any portion of the Allocation Statement (by written notice to Purchaser), and if either so objects, it shall notify Purchaser (in such written notice) of such disputed item (or items) and the basis for its objection. If Parent and Seller do not object by written notice within such period, the Allocation Statement shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes of this Agreement. Parent, Seller and Purchaser shall act in good faith to resolve any such dispute prior to the date that is ninety (90) days after the date hereof. If Parent, Seller and Purchaser cannot resolve any disputed item within such time period, the item in question shall be resolved by the Independent Accounting Firm as promptly as practicable. The fees and expenses of the Independent Accounting Firm shall be apportioned and paid equally by Seller and Purchaser. Except with respect to any subsequent adjustments to the Base Price (all of which adjustments shall be allocated between Edgewater Company and Colorado Belle Company in the same proportion as is set forth in the final Allocation Statement), Parent, Seller and their respective Affiliates, (i) shall be bound by the determinations and the Allocation Statement determined pursuant to this Section 9.7(a), consistently therewith for purposes of determining any Taxes, (ii) shall prepare and file all Tax Returns to be filed with any Tax authority in a manner consistent with the Allocation Statement, and (iii) shall take no position inconsistent with the Allocation Statement in any Tax Return, any proceeding before any Tax authority or otherwise.

      (b) Parent, on behalf of Seller, shall join Purchaser in jointly making a timely election under Section 338(h)(10) of the Code (and any comparable elections under state and local income Tax Law) with respect to Colorado Belle Company (the "Elections"). Parent and Purchaser shall not make an election under
Section 338(h)(10) of the Code (or any comparable elections under state and local income Tax Law) with respect to Edgewater Company and no other election shall be made by or at the request of Parent or Seller, on the one hand, or Purchaser on the other, with respect to the purchase of the Companies to the extent such election would affect the Tax Liability of the other party without such party's consent, which consent shall not be unreasonably withheld or delayed.

      (c) Reasonably promptly after the Closing Date, in connection with the Elections, Purchaser shall provide to Parent and Seller a proposed allocation of that portion of the Final Purchase Price allocated to Colorado Belle Company among the assets of Colorado Belle Company, which allocations shall be made in accordance with Sections 338 and 1060 or the Code and any applicable Treasury Regulations (the "Asset Allocation Statement"). Within ten (10) days following such provision, Parent and Seller shall have the right to object to all or any portion of the Asset Allocation Statement (by written notice to Purchaser), and if either so objects, it shall notify Purchaser (in such written notice) of such disputed item (or items) and the basis for its objection. If Parent and Seller do not object by written notice within such period, the Asset Allocation Statement shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes of this Agreement. Parent, Seller and Purchaser shall act in good faith to resolve any such dispute prior to the date on which any of the Elections is required to be filed with the appropriate Tax authority. If Parent, Seller and Purchaser cannot resolve any disputed item, the item in question shall be resolved by the Independent Accounting Firm as promptly as practicable. The fees and expenses of the Independent Accounting Firm shall be apportioned and paid equally by Seller and Purchaser. Except with respect to any subsequent adjustments to the Final Purchase Price (which shall be allocated using the mechanism for allocating Final Purchase Price in this Section 9.7(c)), Parent, Seller and their respective Affiliates, (i) shall be bound by the determinations and the Asset Allocation Statement determined pursuant to this
Section 9.7(c), consistently therewith for purposes of determining any Taxes,
(ii) shall prepare and file all Tax Returns to be filed with any Tax authority in a manner consistent with the Asset Allocation Statement and the Elections, and (iii) shall take no position inconsistent with the Asset Allocation Statement or any Election in any Tax Return, any proceeding before any Tax authority or otherwise. Except as agreed to by Parent, Seller and Purchaser, none of Parent, Seller or Purchaser shall revoke or modify an Election. In the event that the Asset Allocation Statement is disputed by any Tax authority, the Person receiving notice of such dispute shall promptly notify and consult with the other Parties concerning resolution of such dispute.

      (d) Each of Parent, Seller and Purchaser shall cooperate in the preparation and timely filing of (i) Form 8023 and any comparable state or local forms or reports, and (ii) to the extent permissible by or required by Law, any corrections, amendments, or supplements (or additional forms or reports) thereto (including any supplements, amendment, forms or reports arising as a result of any adjustments to the Final Purchase Price).

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                                    ARTICLE X

                                   TERMINATION

                  Section 10.1 Termination of Agreement.

      This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

      (a) by mutual written consent of the Parties; or

      (b) by the MGM Entities, on the one hand, or Purchaser, on the other hand, if the transactions contemplated hereby shall not have been consummated on or prior to the Estimated Closing Date (as such date may be extended by the Extension Payment); provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any of the Parties whose willful breach or nonfulfillment or failure to perform has prevented the consummation of the transactions contemplated by this Agreement; or

      (c) by Purchaser, if there has been a material breach or violation by any of the MGM Entities of any of its representations and warranties or covenants contained in this Agreement that has not been waived by Purchaser in writing or has not been cured by the MGM Entity in all material respects within thirty days of written notice thereof; provided, that if such breach cannot reasonably be cured within such thirty day period but can be reasonably cured prior to the Estimated Closing Date and Seller is diligently proceeding to cure such breach, this Agreement may not be terminated pursuant to this Section 10.1(c); or

      (d) by the MGM Entities, if there has been a material breach or violation by Purchaser of any of its representations and warranties or covenants contained in this Agreement that has not been waived by the MGM Entities in writing or has not been cured by Purchaser in all material respects within thirty days of written notice thereof; provided, that if such breach cannot reasonably be cured within such thirty day period but can be reasonably cured prior to the Estimated Closing Date and Purchaser is diligently proceeding to cure such breach, this Agreement may not be terminated pursuant to this Section 10.1(d); or

      (e) by Purchaser if any of the conditions to the obligation of Purchaser set forth in Section 7.3 shall have become incapable of fulfillment and shall not have been waived by Purchaser in writing; provided, however, that Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 10.1(e) if Purchaser is in breach in any material respect of its representations and warranties or covenants contained in this Agreement; or

      (f) by the MGM Entities if any of the conditions to the obligation of the MGM Entities set forth in Section7.2 shall have become incapable of fulfillment and shall not have been waived by the MGM Entities in writing; provided, however, that the MGM Entities shall not be entitled to terminate this Agreement pursuant to this Section 10.1(f) if any of the MGM Entities is in breach in any material respect of its representations and warranties or covenants contained in this Agreement; or

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      (g) by the MGM Entities, on the one hand, or Purchaser, on the other hand, if a Governmental Entity shall have issued a nonappealable, final Governmental Order or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing and the transactions contemplated by this Agreement.

                  Section 10.2 Effect of Termination.

      In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall immediately become void and there shall be no Liability or obligation on the part of the Parties, or their respective directors, officers, members, employees, stockholders or Affiliates, except that such termination shall not relieve Purchaser of its obligations to pay the Seller Termination Fee or Seller to pay the Purchaser Termination Fee, respectively, if applicable; provided further that the provisions of this Section 10.2 and Section 6.4,
Section 6.14, Section 11.1, Section 11.4, Section 11.5, Section 11.10 and
Section 11.14 shall remain in full force and effect and survive any termination of this Agreement. Any Extension Payments which were paid to Seller prior to a termination of this Agreement shall be deemed fully earned by Seller at the time of payment and shall be retained by Seller, notwithstanding the basis of termination under this Article X. The Parties acknowledge and agree that, except as otherwise provided in Section 6.14, the sole and exclusive remedy upon the events described in this Article X shall be termination of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 Expenses.

      Except as expressly provided in this Agreement, each of the Parties shall pay its own legal, accounting and other miscellaneous expenses incident to this Agreement whether or not the Closing is consummated.

                  Section 11.2 Notices.

      All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested, facsimile or next-Business Day courier to the affected Party at the address and facsimile number set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand with receipt acknowledged; at the time received, if sent by certified or registered mail; upon issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error and confirmed telephonically, if sent by facsimile; and the first Business Day after timely delivery to the courier, if sent by next-Business Day courier specifying next Business Day delivery.

      (a) if to Seller or the Companies, to:

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            MGM MIRAGE
            3600 Las Vegas Boulevard South
            Las Vegas, Nevada  89109
            Attention: James J. Murren, President, Chief Financial Officer and
                         Treasurer
                       Gary N. Jacobs, Executive Vice President, General Counsel
                         and Secretary
            Facsimile No.:  (702) 693-7628

      with a copy (which shall not constitute notice) to:

            Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP 10250 Constellation Boulevard, 19th Floor
            Los Angeles, California  90067
            Attention:  Carolyn C. Jordan, Esq.
            Facsimile No.: (310) 556-2920

      (b)   if to Purchaser, to:

            Aces High Management, LLC
            222 Via Marnell Way
            Las Vegas, Nevada 89119
            Attention:  James A. Barrett, Jr.
            Facsimile No.: (702) 739-2100

      with a copy (which shall not constitute notice) to:

            Rosenfeld Roberson Johns & Durrant
            6725 Via Austi Parkway
            Suite 200
            Las Vegas, Nevada 89119
            Attention:  Efrem A. Rosenfeld, Esq.
            Facsimile No.: (702) 385-3025

                  Section 11.3 Interpretation

      When a reference is made in this Agreement to a Section or Sections, such reference shall be to a Section or Sections of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Words used in the singular form in this Agreement shall be deemed to include the plural, and vice versa, as the sense may require. If the date upon or by which any party hereto is required to perform any covenant or obligation hereunder falls on a day that is not a Business Day, then such date of performance shall be automatically extended to the next Business Day thereafter.

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                  Section 11.4 Governing Law.

      This Agreement, and any disputes arising out of or relating to this Agreement or the Parties' relationship, shall be governed and construed in accordance with the laws applicable to contracts made and to be performed entirely in Nevada, without regard to any applicable conflicts of Law, except to the extent the mandatory provisions of the Gaming Laws apply.

                  Section 11.5 Consent to Jurisdiction and Venue.

      Each of the Parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Nevada or any court of the State of Nevada located in Clark County in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 11.5 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Nevada other than for such purpose. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court. Each of the Parties further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

                  Section 11.6 Time of the Essence.

      Time is of the essence in performing covenants and agreements under this Agreement.

                  Section 11.7 Assignment.

      (a) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of each of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective assigns.

      (b) Notwithstanding any provision to the contrary contained herein, including Section 11.7(a) above, not later than fourteen (14) days following the date of this Agreement, Purchaser may assign all of its rights, interests, duties and obligations under this Agreement to any other corporation or limited liability company ("Proposed Assignee"), provided that: (i) a minimum of fifty percent (50%) of the Proposed Assignee is beneficially owned by at least one (1) or more of the Persons set forth on Schedule 11.7(b) (an "Approved Holder");
(ii) such assignment does not result in a breach of, or contravene, or render unenforceable, any provision of this Agreement or the Purchaser Guaranty; (iii) as a condition to Purchaser's right to assign this Agreement pursuant to this
Section 11.7(b), Purchaser shall cause the guarantors to the Purchaser Guaranty to execute such amendments, guaranties or other instruments that Seller may reasonably require to reaffirm the guarantors' obligations under the Purchaser Guaranty; and (iv) as a condition to Purchaser's right to assign this Agreement to this Section 11.7(b), the Proposed Assignee shall have entered into an assignment and assumption agreement reasonably acceptable to Seller and Proposed Assignee whereby the Proposed Assignee agrees to assume all the obligations of

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Purchaser under this Agreement and the Proposed Assignee makes representations and warranties for the benefit of Seller which are comparable (taking into account the form of the entity) to those of Purchaser set forth in this Agreement (which will thereafter be deemed to be the representations and warranties of Purchaser in this Agreement). With respect to such Person(s) holding an equity interest in the Proposed Assignee that is not an Approved Holder, Seller shall have the right to reasonably disapprove such Persons (in which case Purchaser shall not assign its interest hereunder to the Proposed Assignee until such time that such disapproved Person no longer owns an equity interest in the Proposed Assignee) based upon the following criteria: (A) whether such Person may cause a delay in obtaining the Government Approvals necessary for the consummation of this transaction, or (B) whether such Person currently owns a resort casino on Las Vegas Boulevard located between Tropicana Avenue and Sahara Avenue. Any attempted assignment by Purchaser pursuant to this
Section 11.7(b) that does not comply with each of the provisions hereof shall be null and void, ab initio.

                  Section 11.8 Amendment.

      This Agreement may not be amended or modified by the Parties except (a) by an instrument in writing signed by each of the Parties and (b) by a waiver in accordance with Section 11.9.

                  Section 11.9 Extension; Waiver.

      At any time prior to the Closing, the Parties, by action taken or authorized by their respective boards of directors or similar governing body (may, to the extent legally allowed), (a) extend the time for or waive the performance of any of the covenants, obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the conditions contained in this Agreement. Any agreement on the part of any of the Parties to any such extension or waiver shall be valid only if set forth in a written instrument signed on its behalf. The failure of any of the Parties to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

                  Section 11.10 No Third Party Beneficiaries.

      Except for the provisions of (a) ARTICLE VIII with respect to Indemnified Parties, and (b) Section 11.14, this Agreement is for the sole benefit of the Parties, Parent (as an intended third party beneficiary of the MGM Entities) and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties, Parent (as an intended third party beneficiary of the MGM Entities) and such assigns, any legal or equitable rights hereunder. All references herein to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks among the Parties and were not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any non-Party, or give rise to any claim or benefit to any non-Party.

                  Section 11.11 Entire Agreement.

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      This Agreement, the Disclosure Schedules, the Schedules and the other writings referred to herein or delivered pursuant hereto that form a part hereof constitute the entire agreement with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

                  Section 11.12 Severability.

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  Section 11.13 Counterparts.

      This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                  Section 11.14 Limitation of Liability.

      The Parties acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Agreement or any of the other documents executed on the Closing Date. The Parties further acknowledge that neither Mr. Kerkorian nor Tracinda Corporation shall have any Liability whatsoever with respect to this Agreement. Accordingly, the Parties hereby agree that in the event (a) there is any alleged breach or default or breach or default by any Party under this Agreement or any such document or (b) any Party has or may have any claim arising from or relating to the terms of this Agreement or any such document, no Party shall commence any proceedings or otherwise seek to impose any Liability whatsoever against Mr. Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.

                  Section 11.15 Disclosure Schedules.

      The Disclosure Schedules shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement and the disclosure in any paragraph shall qualify the other paragraphs in this Agreement to the extent it is reasonably apparent from the face of the statement that it is applicable. The inclusion of any information in any section of a Disclosure Schedule shall not be deemed to be an admission, acknowledgment or evidence (i) of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever, (ii) that the matter is required to be disclosed pursuant to the provisions of this Agreement, or (iii) that such information actually constitutes noncompliance with, or a violation of, any agreement, law, regulation or statute to which such disclosure is applicable. The

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Disclosure Schedules and the information, description and disclosures included therein are intended to qualify and limit all the representations, warranties and covenants of the applicable Party contained in this Agreement, and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. Except as otherwise specifically provided in this Agreement to the contrary, the Disclosure Schedules may only be amended by an instrument in writing signed by the Parties.

      [The remainder of this page is intentionally left blank. Signatures are on the following page.]

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      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                        EDGEWATER HOTEL CORPORATION,
                                        A Nevada corporation

                                        By:  /s/ James J. Murren
                                             -----------------------------------
                                             Name:  James J. Murren
                                             Title: Treasurer

                                        COLORADO BELLE CORP.,
                                        A Nevada corporation

                                        By:  /s/ James J. Murren
                                             -----------------------------------
                                             Name:  James J. Murren
                                             Title: Treasurer

                                        MANDALAY RESORT GROUP,
                                        A Nevada corporation

                                        By:  /s/ James J. Murren
                                             -----------------------------------
                                             Name:  James J. Murren
                                             Title: Treasurer

                                        ACES HIGH MANAGEMENT, LLC
                                        A Nevada limited liability company

                                        By: SADDLE WEST INVESTORS, LLC
                                            A Nevada limited liability company
                                            Its:   Manager

                                            By: /s/ Anthony A. Marnell, III
                                                --------------------------------
                                                Name:  Anthony A. Marnell, III
                                                Title: Manager